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RADIANT LOGISTICS, INC.

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2022

Notice of Annual

Meeting of Stockholders

and Proxy Statement

Tuesday, May 23, 2023

9:00 a.m., Local Time

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

(This page left blank intentionally)

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

FROM OUR CHAIRMAN OF THE BOARD

Dear Stockholder:

The 2022 Annual Meeting of Stockholders will be held at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, at 9:00 a.m., Local Time, on Tuesday, May 23, 2023. In light of the continued serious nature and possible health risks from the spreading of COVID-19 in public gatherings, our meeting may be different than in past years. As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at https://radiantdelivers.com and filed with the Securities and Exchange Commission as additional proxy materials.

In connection with the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) to elect four directors to serve for the ensuing year as members of the Board of Directors of Radiant Logistics, Inc.; (2) to ratify the appointment of Moss Adams LLP, as our independent registered public accounting firm for the fiscal year ending June 30, 2023; (3) to approve, on an advisory basis, our executive compensation; and (4) to transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof. The accompanying Notice of 2022 Annual Meeting of Stockholders and proxy statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the four nominees for director named in the proxy statement and FOR the approval of the other proposals being submitted to a vote of stockholders.

Voting your shares of Radiant Logistics common stock is easily achieved without the need to attend the Annual Meeting in person. Regardless of the number of shares of Radiant Logistics common stock that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of Radiant Logistics common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. Voting over the Internet, by telephone, or by written proxy will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors and management of Radiant Logistics, we thank you for your participation and continued support.

Sincerely,

Bohn H. Crain

Chairman of the Board and Chief Executive Officer

April 10, 2023

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

Radiant Logistics, Inc. – 2022 Proxy Statement 1

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders of Radiant Logistics, Inc., a Delaware corporation, will be held on May 23, 2023, at 9:00 a.m., Local Time at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, for the following purposes:

1.
To elect four directors to serve as members of the Board of Directors of Radiant Logistics, Inc. until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the proxy statement for election to the Board of Directors are Bohn H. Crain, Michael Gould, Kristin Toth Smith and Richard P. Palmieri;
2.
To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the year ending June 30, 2023;
3.
To approve, on an advisory basis, our executive compensation;
4.
To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof.

The proxy statement accompanying this Notice describes each of these items of business in detail. Only holders of record of our common stock at the close of business on March 28, 2023 are entitled to notice of, to attend, and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A list of such stockholders will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than 10 days prior to the Annual Meeting.

As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at https://radiantdelivers.com and filed with the Securities and Exchange Commission as additional proxy materials.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of Radiant Logistics common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. If your shares of Radiant Logistics common stock are held by a bank, broker, or other agent, please follow the instructions from your bank, broker, or other agent to have your shares voted.

BY ORDER OF THE BOARD OF DIRECTORS

Bohn H. Crain

Chairman of the Board and

Chief Executive Officer

Renton, Washington

April 10, 2023

Radiant Logistics, Inc. – 2022 Proxy Statement 2

CONTENTS

_____________________

References in this proxy statement to:

•
“Radiant Logistics,” “we,” “us,” “our,” or the “Company” refer to Radiant Logistics, Inc.;
•
“Board” refer to the Board of Directors of Radiant Logistics;
•
“Annual Meeting” refer to our 2022 Annual Meeting of Stockholders; and
•
“2022 Annual Report” or “2022 Annual Report to Stockholders” refer to our Annual Report on Form 10-K for the year ended June 30, 2022, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

™ and ® denote trademarks and registered trademarks of Radiant Logistics, Inc. or our affiliates, registered as indicated in the United States. All other trademarks and trade names referred to in this release are the property of their respective owners.

We intend to make this proxy statement and our 2022 Annual Report available on the Internet and to commence mailing of the notice to all stockholders entitled to vote at the Annual Meeting beginning on or about April 10, 2023. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the 2022 Annual Meeting of Stockholders.

Radiant Logistics, Inc. – 2022 Proxy Statement 3

PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2022 Annual Report to Stockholders before voting.

2022 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME

Tuesday, May 23, 2023

9:00 a.m., Local Time

LOCATION

Radiant Logistics, Inc.

Principal Executive Offices

Triton Towers Two

700 S. Renton Village Place,

Seventh Floor

Renton, Washington 98057

Due to the COVID-19 pandemic, various safety restrictions and limitations will be in effect, and the Annual Meeting may be held at a different venue or solely by means of virtual communication.

RECORD DATE

Holders of record of our common stock at the close of business on March 28, 2023, are entitled to notice of, to attend, and to vote at the 2022 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof.

VOTING ITEMS
Proposal	Board’s Vote Recommendation	Page
Proposal No. 1: Election of directors	FOR	27
Proposal No. 2: Ratification of appointment of independent registered public accounting firm	FOR	30
Proposal No. 3: Advisory vote on executive compensation	FOR	33

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on Tuesday, May 23, 2023

This proxy statement and our 2022 Annual Report of Stockholders are available on the Internet, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our 2022 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Radiant Logistics, Inc. – 2022 Proxy Statement 4

Radiant Logistics, Inc. – 2022 Proxy Statement 5

Fiscal year 2022 BUSINESS HIGHLIGHTS

FINANCIAL

$1,459.4 million	Revenues Achieved a record $1,459.4 million in total revenues, a 62.2% ↑ year-over-year
$306.3 million	Non-GAAP Adjusted Gross Profit Achieved a record $306.3 million in Non-GAAP adjusted gross profit, a 38.3% ↑ year-over-year
$44.5 million	Net Income Achieved record net income of $44.5 million, a 92.6% ↑ year-over-year, or $0.90 per basic and $0.88 per fully diluted share
$58.2 million	Non-GAAP Adjusted Net Income Achieved record non-GAAP adjusted net income of $58.2 million, a 68.7% ↑ year-over-year, or $1.18 per basic and $1.15 per fully diluted share
$80.9 million

Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin

Achieved Non-GAAP Adjusted EBITDA of $80.9 million, a 65.1% ↑ year-over-year, and non-GAAP Adjusted EBITDA Margin of 26.4%, ↑ 429 basis points year-over-year

OPERATIONAL

✓

Strong Network of Company-Owned Locations and Strategic Operating Partners

Maintains a strong network of over 25 company-owned locations and over 100 strategic operating partners (independent agents) in the United States and Canada as well as additional global partners to facilitate international shipments

✓

Compelling Multi-Modal Service Offering

Continues to build out a strong compelling multi-modal service offering, leveraging our technology and bundling value-added logistics solutions with our core transportation service offerings

✓	Highly Diversified Customer Base Cultivates significant long-standing customer relationships across the platform, with no one customer representing more than 5% of our revenues

STRATEGIC

$2.4 million

2022 Investment in Robust and Advanced Technology Offerings and Platform

Provides robust and advanced technology offerings to our customers, our company-owned locations, strategic operating partners, and to support corporate and finance operations. During fiscal 2022, we invested over $2.4 million on technology enhancements and software systems to increase our operating efficiency and improve technology offerings.

21 acquisitions	Proven Growth Platform Continues to deliver profitable growth with a track record of executing and integrating 21 acquisitions since our inception in 2006.

Annex I provides reconciliations of non-GAAP financial measures to most comparable U.S. GAAP measures.

Radiant Logistics, Inc. – 2022 Proxy Statement 6

CORPORATE GOVERNANCE

HIGHLIGHTS

✓	Three-quarters of directors are independent	✓	Annual say-on-pay vote
✓	Annual election of all directors	✓	Officer and director stock ownership and retention requirements
✓	Majority vote standard for uncontested director elections, with a director resignation policy	✓	Prohibitions on hedging, pledging, and stock option repricing
✓	Emphasis on diversity in Board refreshment efforts	✓	Double trigger change of control arrangements
✓	Independent lead director	✓	Robust clawback policy
✓	Board oversight of ESG policies	✓	No poison pill
✓	Robust Board and committee evaluations	✓	Single class of stock

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board of Directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year.

During fiscal 2022, our Board reached out to 25 of our largest institutional investors. Stockholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures. Some of the actions we have taken in response to feedback over the last several years are described below.

What We Heard	What We Did
Align the interest of executive officers with those of stockholders

We adopted stock ownership and retention guidelines applicable to our NEOs to ensure that their interests would be closely aligned with those of our stockholders. All of our NEOs are in compliance with our guidelines.

We also have adopted an anti-hedging/pledging policy.

Our founder and CEO owns approximately 21.1% of our outstanding common stock.

Emphasize long-term performance-based incentives

Beginning in fiscal year 2022, we revised our Long-Term Incentive Program (LTIP) to provide for new performance unit awards which will vest based upon achievement of a combination of company and individual performance goals as measured over a three-year period. The performance unit awards are in addition to our restricted stock unit awards which are granted on an annual basis and are determined based, in large part, on the achievement of annual company and individual performance goals, and once granted do not vest until the three-year anniversary of the grant date. The performance unit awards constitute at least 70% our CEO’s target LTIP opportunity for fiscal 2022.

Increase disclosure on executive compensation

As a smaller reporting company during fiscal years 2022 and 2021, we were not required to include a Compensation Discussion and Analysis section in our proxy statement nor the more extensive executive compensation tables. Starting in 2021, in response to stockholder feedback, we substantially increased and improved our executive compensation disclosure in this proxy statement, with an eye towards transparency despite the fact that we are not required to provide these disclosures.

Radiant Logistics, Inc. – 2022 Proxy Statement 7

Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement	In September 2021, we adopted a separate and more robust clawback policy covering cash and equity incentive compensation applicable to current and former executives.
Perform a compensation risk assessment

As a smaller reporting company during fiscal years 2022 and 2021, we were not required to perform a compensation risk assessment. Starting in 2021, in response to stockholder feedback, we performed a compensation risk assessment which concluded that our compensation policies, practices and programs, along with our governance structure, work together in a manner so as to encourage our executives (and employees) to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company.

Disclose CEO pay ratio

As a smaller reporting company during fiscal years 2022 and 2021, we were not required to disclose a CEO pay ratio. Starting in 2021, in response to stockholder feedback, we calculated and disclosed a CEO pay ratio in accordance with SEC rules and regulations under “—CEO Pay Ratio”.

Adopt or disclose an anti-hedging/pledging policy	We have increased substantially our disclosure of our anti-hedging/pledging policy in this proxy statement.
Adopt a no tax gross-up policy	In September 2021, we adopted a new tax gross-up policy that prohibits tax gross-ups, other than the grandfathered provision in the employment agreement of our founder and CEO.
Increase board diversity	We added Ms. Kristin Toth Smith to the Board of Directors effective June 3, 2021.
Formalized a Lead Independent Director role to the board

Our Board designated the Chairman of the Company’s Audit Executive and Oversight Committee as the Company’s Lead Independent Director to formalize the position and to further enhance the Company’s corporate governance practices, which already include a majority of independent directors.

Provide more robust disclosure regarding ESG efforts	We have increased our disclosure regarding our ESG efforts in this proxy statement.

Radiant Logistics, Inc. – 2022 Proxy Statement 8

BOARD NOMINEES

Below are the directors nominated for election by stockholders at the Annual Meeting for a one-year term. The Board recommends a vote “FOR” each of these nominees.

Director	Age	Serving Since	Independent	Committees	Other Public Boards
Bohn H. Crain	59	2005	No(1)	N/A	—
Richard P. Palmieri	69	2014	Yes	Audit and Executive Oversight Committee	—
Michael Gould	58	2016	Yes	Audit and Executive Oversight Committee	—
Kristin Toth Smith	48	2021	Yes	Audit and Executive Oversight Committee	—

(1) Bohn H. Crain is not independent because he also serves as our Chief Executive Officer.

KEY QUALIFICATIONS

The following are some of the key qualifications, skills, and experiences of our Board nominees.

Director	CEO/Senior Officer Experience	Financial/Finance Experience	Industry Experience	Technology and E-Commerce	Corporate Governance
Bohn H. Crain	●	●	●
Richard P. Palmieri	●	●			●
Michael Gould	●		●	●
Kristin Toth Smith	●		●	●

The lack of a mark for a particular item does not mean that the director does not possess that qualification, characteristic, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

Radiant Logistics, Inc. – 2022 Proxy Statement 9

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do	What We Don't Do
Maintain a competitive compensation package	No guaranteed salary increases or bonuses
Structure our executive officer compensation so that a significant portion of pay is at risk	No excessive perquisites
Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by stockholders
Maintain a robust clawback policy	No pledging of Radiant securities
Require a double-trigger for equity acceleration upon a change of control	No short sales or derivative transactions in Radiant stock, including hedges
Have robust stock ownership and retention guidelines	No current payment of dividends on unvested awards
Hold an annual say-on-pay vote	No excise or other tax gross-ups (other than the grandfathered arrangement with our founder and CEO)

2023 ANNUAL MEETING OF STOCKHOLDERS

Date of 2023 Annual Meeting of Stockholders

We anticipate that our 2023 Annual Meeting of Stockholders will be held on or about Wednesday, November 15, 2023.

Important Dates for Stockholder Submissions

The following are important dates in connection with our 2023 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than September 16, 2023
Nomination of a Candidate Pursuant to our Bylaws and Rule 14a-19 of the Securities Exchange Act of 1934	Between August 17, 2023 and September 16, 2023
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between September 1, 2023 and September 26, 2023

Radiant Logistics, Inc. – 2022 Proxy Statement 10

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

OUR esg STORY

The Board remains committed to its Environmental, Social, and Governance (ESG) values. We are particularly proud of our work in support of humanitarian and government agencies, along with other stakeholders to provide aid and relief around the world. This work has included the transportation of COVID medical equipment and test kits; ongoing humanitarian aid for those in desperate need in the Ukraine and surrounding areas; and most recently our work with Operation Fly Formula. We continue to sponsor corporate social responsibility initiatives such as our corporate gifting program, partnering with organizations such as Ground Up and Packed with Purpose and expanding our training programs and opportunities for our employees. We are also making progress on our environmental initiatives such as expanding our equipment take-back program which encourages best practices in recycling and waste management. Additionally, we are a long-term member of the SmartWay® Transport Partnership, a collaboration between logistics companies and the EPA to measure, benchmark and improve logistics operations so they can reduce their environmental footprint.

In fiscal year 2022, we made strides to further develop our ESG and Sustainability program by integrating environmental, social, and governance considerations in our broader business plan. Namely, a working group was established to discuss ESG-related risks, opportunities, metrics, and reporting. This was initiated by the Board of Directors, including a designated and ESG focused board member as well as an internal management team member. This ESG working group will become the central point for key ESG risks and opportunities to be brought to the board’s attention.

Background

Following our commitment to ESG and Sustainability in 2021, we retained the ESG Strategic Solutions Team, a division of Eisner Advisory Group LLC, to review company ESG initiatives and assist us develop a future-facing strategy.

The main goal is to increase the awareness of potential ESG issues that Radiant may encounter as we strive to reach and exceed our ESG goals.

Scope

1.
Including prioritization, resource allocation and timelines as well as proposed ESG metrics that will enable us to monitor the progression of the implementation of the strategy to address opportunities and the residual risks

2.
Via a gap assessment between the current state of our ESG practices and our target objectives.

3.
That are likely to have a material impact on our business, results of operations, financial condition, and/or objectives as a socially responsible company.

As part of our work with the ESG Strategic Solutions Team, we completed an assessment of our current ESG initiatives and behaviors. This assessment revealed the following:

Radiant Logistics, Inc. – 2022 Proxy Statement 11

•
We recognize environmental impacts as a risk particularly in relation to the effect of complying with new and existing environmental regulatory requirements. We are also cognizant of the impact of increased public concern regarding greenhouse gas emissions and consumer habits.
•
We are focused on maintaining strong customer relationships. Our operating team, as well as our operating partners, meet regularly with customers to help evaluate needs and design tailored solutions.
•
We have a business line dedicated to humanitarian services that includes the transportation of COVID medical equipment and test kits; ongoing humanitarian aid for those in desperate need in the Ukraine and surrounding areas; and the latest work we have engaged around Operation Fly Formula.
•
We nurture strong internal and external relationships with third-party vendors, community partners such as Ground Up and Packed with Purpose.
•
Our affiliate, Radiant Logistics Partners, LLC, is certified by the National Minority Supplier Development Council as Native American-owned.
•
We maintain a Code of Ethics that is made available to all staff and is regularly updated. It notes that we are committed to “conducting our business with the highest level of integrity, honesty, fairness, accountability and respect in dealing with our employees, customers, suppliers, investors and the general public”.
•
The Code of Ethics also highlights that we are an equal opportunity employer and has a zero tolerance policy of discrimination of any kind. This is also emphasized in the Employee Handbook.
•
We are a voluntary partner in CTPAT, the U.S. Customs-Trade Partnership Against Terrorism program, which promotes safe and secure international traffic between us and our foreign suppliers with a view to protecting the supply chain from criminal activities.

Additionally, we have conducted a thorough risk assessment to identify and prioritize key ESG-related risk and opportunity areas that are most material to Radiant’s stakeholders. These risks and opportunities highlight the ways in which Radiant can mitigate ESG-related risks and capitalize on ESG-related opportunities that align with our business model. This includes partnering with our customers, carriers and operating partners to help us achieve our ESG goals Our key risks and opportunities are outlined below.

	Risk	Opportunities
Environmental	Greenhouse Gas Emissions Reporting We may be required to report on scope 1, 2, and 3 greenhouse gas emissions in the future.

Managing Scopes 1, 2 & 3 Greenhouse Gas Emissions

Continue discussions of long-term strategies to manage scope 1, 2 and 3 emissions, acknowledging that scope 3 will comprise the largest portion of our emissions. This approach includes looking into the development of Science Based Targets initiative aligned (SBTi-aligned) emissions reduction targets.

Social

Partnerships

As we continue to grow our network of operating partners and third party vendors, we must maintain healthy relationships with these partners, including acknowledging and encouraging their ESG best practices.

Strengthening Our Partnerships

Expand opportunities to strengthen our partnerships, by aligning and integrating our ESG initiatives into a corporate social responsibility (CSR) report to encompass our entire value chain.

Governance	ESG Incorporation In order to make meaningful progress on our ESG goals and initiatives, we must work to include ESG in management-level conversations and company decisions.

Incorporating ESG Across Company Levels

Continue discussions for integrating ESG considerations across all levels of the company. The process will include expanding ESG working groups, providing additional ESG education for management and strategic operating partners and continuing to incorporate ESG into company policy and practice.

Radiant Logistics, Inc. – 2022 Proxy Statement 12

From our risk assessment, we continue to evolve the trajectory for our ESG journey by aligning this trajectory with the Task Force on Climate-related Financial Disclosures (TCFD) framework and their four pillars of Governance Framework, Risk Management, Strategic Planning and Metrics and Targets. This trajectory shows that while we have completed much work in identifying and assessing our current ESG practices, we will continue developing strategies and tracking metrics for ESG in the future.

Complete		In Progress	For 2023 & Beyond

Governance Framework	Risk Management	Strategic Planning	Metrics and Targets

✓ We have conducted a current state assessment of our corporate governance as it relates to ESG.

✓ We have identified areas of opportunity to improve our governance and communication structures to better include ESG.

✓ Our board incorporates ESG into their decision-making process.

✓ We have identified key ESG-related risks and assessed their materiality to our company.

✓ We have identified opportunities to manage those ESG-related risks and aligned our risk management with the TCFD framework.

✓ We are developing strategies to capitalize on ESG-related opportunities and align them with our strategic objectives.

✓ We are discussing the addition of ESG-related policies and reports to our existing documentation.

✓ We have identified potential TCFD-aligned metrics that may be useful to track during the implementation of our ESG initiatives.

✓ We have begun to discuss SBTi-aligned targets for metrics such as carbon emissions.

✓ We will continue to align our ESG-related targets and initiatives with the sustainable development goals.

We have evaluated our:	We have evaluated our:	We are considering:	We will explore:
• Company-wide ESG initiatives and commitments. • Board accountability. • ESG integration in company policy.	• Regulatory/legal requirements for carbon emissions. • Maintaining and growing strategic operating partner network. • Integration of ESG best practices in governance.	• Talent attraction/employee satisfaction. • Logistics operations. • Market presence.	• Scopes 1, 2 and 3 carbon emissions. • Workplace equity, diversity and inclusion. • Fuel consumption.

Radiant Logistics, Inc. – 2022 Proxy Statement 13

CORPORATE GOVERNANCE

best PRACTICES

We have adopted several corporate governance best practices, which are designed to promote actions that benefit our stockholders and create a framework for our decision-making.

Annual election of all directors	All directors are elected annually for a one-year term.
Majority vote standard for uncontested director elections, with a director resignation policy	We have a majority voting standard for uncontested director elections, and directors who do not receive more votes “for” than “against” their election must offer to resign from the Board.
Three-quarters of our directors are independent	Three of the four directors on our Board are independent.
Robust Board and committee evaluations	Our Board and committees conduct annual performance self-evaluations.
No poison pill	We believe that not having a poison pill benefits our stockholders by not discouraging takeover attempts that may increase value for our stockholders.
Board oversight of ESG initiatives	The Audit and Executive Oversight Committee has been delegated oversight authority of our ESG initiatives.
Emphasis on gender and racial/ethnic diversity in Board

Effective June 3, 2021, the Board added a new female director to the Board. In addition, our Chairman and CEO is a Native American Indian. As a result, half of our Board is diverse based on gender and racial/ethnic diversity.

Robust stockholder outreach program	Our executives hold numerous meetings primarily with institutional investors to seek stockholder input and strive to take actions that reflect the input received.
Officer and director stock ownership and retention requirements	We have robust stock ownership and retention guidelines for our directors and officers that require maintenance of a specified level of ownership based on compensation.
Hedging, pledging, and stock option repricing prohibitions

We prohibit certain employees, including our NEOs, from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading.

Require a double trigger for cash severance and accelerated vesting of equity upon a change of control	The double trigger feature incentivizes executives to accept or continue employment with Radiant Logistics in the event of a change of control event.
Robust clawback policy	We maintain a robust clawback policy pursuant to which we may recover cash and equity incentive compensation from current or former officers in the event of a restatement.
Single class of stock	We have a single class of stock, so our stockholders all have equal voting rights.

Radiant Logistics, Inc. – 2022 Proxy Statement 14

GUIDELINES

The Board has adopted Corporate Governance Principles covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and Board committee structures and responsibilities. Among the topics addressed in our Corporate Governance Guidelines are:

1.
Role of directors
2.
Selection of the Chairman of the Board
3.
Selection of new directors
4.
Director qualifications
5.
Other directorships
6.
Director independence
7.
Directors who change their present job responsibility
8.
Retirement and resignation policy
9.
Board compensation
10.
Separate sessions of independent directors
11.
Board and Board committee self-evaluations
12.
Strategic direction of the Company
13.
Board access to management
14.
Succession planning
15.
Management development

16.
Board materials
17.
Board interaction with institutional investors, analysts, press, and customers
18.
Board orientation and continuing education
19.
Director attendance at annual meetings of stockholders
20.
Frequency of meetings
21.
Selection of agenda items for Board meetings
22.
Number and names of Board committees
23.
Independence of Board committees
24.
Assignment and rotation of committee members
25.
Evaluation of Board committee charters
26.
Evaluation of executive officers
27.
Risk management
28.
Prohibited loans
29.
Communications with directors

From time to time, the Board, upon recommendation of the Audit and Executive Oversight Committee, reviews and updates the Corporate Governance Guidelines as it deems necessary and appropriate. The Corporate Governance Guidelines are available in the “Investors—Corporate Governance—Governance Documents” section of the Company’s website located at About - Radiant Global Logistics (radiantdelivers.com).

MAJORITY VOTE STANDARD AND RESIGNATION POLICY

Our Bylaws provide for a majority vote standard for uncontested director elections. Director nominees will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election. However, director nominees will be elected by a plurality of the votes cast in connection with a contested election, as defined in our Bylaws.

Pursuant to our Corporate Governance Guidelines, any incumbent director who is not elected to the Board in accordance with the Bylaws shall promptly tender a written offer of resignation as a director. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the director’s resignation offer or take other action, and the Board will take action with respect to the offer no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter. Any director whose resignation offer is under consideration will abstain from participating in any decision regarding that resignation offer.

Director Independence

Under the NYSE American continued listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE American continued listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (Exchange Act), and compensation committee members must satisfy heightened independence criteria set forth in the NYSE American rules. Under the NYSE American rules, a director will only qualify as an “independent director” if the company’s board of directors affirmatively determines that the director has no material relationship with the company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Radiant Logistics, Inc. – 2022 Proxy Statement 15

The Board has undertaken a review of its composition, the composition of its Board committees, and the independence of each director. Based upon information requested from and provided by each of our directors concerning his or her background, employment, and affiliations, including family relationships with us, our senior management, and our independent registered public accounting firm, the Board has determined that all but one of our directors, Bohn H. Crain, are independent directors under the standards established by the Securities and Exchange Commission (SEC) and the NYSE American. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Radiant Logistics and all other facts and circumstances the Board deemed relevant in determining their independence.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having our founder and Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between our management and the Board.

We have adopted a counterbalancing governance structure to protect the interests of our stockholders by preventing the Board from being unduly influenced by the combination of these positions. Effective as of our 2021 Annual Meeting, the Board designated Richard P. Palmieri, the Chairman of the Company’s Audit Executive and Oversight Committee, as the Company’s Lead Independent Director to formalize the position and to further enhance the Company’s corporate governance practices. The Lead Independent Director’s primary responsibility is to ensure that the Board functions independent of management and acts as principal liaison between the independent directors and the non-independent directors and the Chief Executive Officer. The lead independent director presides at executive sessions of our independent directors, as well as performs other duties applicable to that position including, among other things, providing guidance to the Chairman regarding agendas for Board and committee meetings, advising the Chair as to the information to be provided the Board for its meetings, chairing meetings of the Board in the event the Chairman cannot be in attendance, and acting as principal liaison between the independent directors and the Chair. The lead independent director is expected to foster a cohesive board that cooperates with the Chairman towards the ultimate goal of creating stockholder value and leads our shareholder engagement efforts.

The Board believes that the most effective board structure is one that emphasizes board independence and ensures that the board’s deliberations are not dominated by management. Three out of the four directors on the Board are independent, and our Audit and Executive Oversight Committee is composed entirely of independent directors. In support of the independent oversight of management, the independent directors meet and hold discussions without management present.

Management is responsible for the Company’s day-to-day risk management and the Board’s responsibility is to engage in informed oversight of and provide overall direction with respect to such risk management. Our Board administers its risk oversight function directly and through our Audit and Executive Oversight Committee, which includes regular meetings with management to discuss, identify and mitigate potential areas of risk. Our Board’s approach to risk management is to focus on understanding the nature of our enterprise risks, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value, while at the same time overseeing an appropriate level of risk for the Company. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

Executive Sessions

Our non-management independent directors meet in executive sessions without management to consider such matters as they deem appropriate, such as reviewing the performance of management. Executive sessions of our independent directors are typically held in conjunction with regularly scheduled Board meetings.

Radiant Logistics, Inc. – 2022 Proxy Statement 16

Committees of the Board of Directors

We currently have one standing committee of the Board, the Audit and Executive Oversight Committee, which was formed in 2012. The Board may establish other Board committees as it deems necessary or appropriate from time to time.

Below are our directors, their committee memberships and their fiscal 2022 attendance rates for Board meetings.

Director	Board	Audit and Executive Oversight Governance	Board Meeting Attendance Rate
Bohn H. Crain	●		100%
Richard P. Palmieri	●	Chair	100%
Michael Gould	●	●	100%
Kristin Toth Smith(1)	●	●	100%

(1) Kristin Toth Smith was appointed to the Board effective June 3, 2021. Ms. Smith joined the Audit and Executive Oversight Committee on the November 17, 2021 Annual Meeting of Stockholders.

Audit and executive oversight committee

The standing committee of the Board of Directors is the Audit and Executive Oversight Committee, which was formed in 2012. The Audit and Executive Oversight Committee fulfills the consolidated oversight functions typically associated with audit, compensation and nominating and governance committee.

The Audit and Executive Oversight Committee operates under a written charter that is reviewed annually. In September 2021, the Board of Directors amended and restated the Company’s Audit and Executive Oversight Committee Charter to reflect the restructuring of the roles of authority granted to each member of the Audit and Executive Oversight Committee and to include the oversight of the development and implementation of corporate governance policies for the Company. The amended and restated Charter is available on our website at www.radiantdelivers.com.

The Audit and Executive Oversight Committee held five formal meeting and took action by written consent three times during fiscal year 2022. The members of the Audit and Executive Oversight Committee are Messrs. Gould, Palmieri (Chair), and Ms. Smith.

Audit committee Function:

The Audit and Executive Oversight Committee, pursuant to its written charter, among other matters, performs traditional Audit Committee functions and oversees (i) our financial reporting, auditing, and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management. Richard P. Palmieri is responsible for oversight of the Audit Committee functions of the Audit and Executive Oversight Committee.

Additionally, the Committee:

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is responsible for the appointment, retention, and termination of our independent auditors, and determines the compensation of our independent auditors;
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reviews with the independent auditors the plans and results of the audit engagement;
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evaluates the qualifications, performance, and independence of our independent auditors;
•
has sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;
•
reviews the adequacy of our internal accounting controls; and

Radiant Logistics, Inc. – 2022 Proxy Statement 17

•
meets at least quarterly with our executive officers, internal audit staff, and our independent auditors in separate executive sessions.

The Audit and Executive Oversight Committee charter authorizes the Audit and Executive Oversight Committee to retain independent legal, accounting, and other advisors as it deems necessary to carry out its responsibilities. The Audit and Executive Oversight Committee reviews and evaluates, at least annually, the performance of the Audit and Executive Oversight Committee, including compliance with its charter.

Financial Literacy and Financial Experts

The Board has determined that each member of the Audit and Executive Oversight Committee is “financially literate” under the continued listing requirements of the NYSE American and satisfies the heightened independence criteria for audit committee members set forth in Rule 10A-3 under the Exchange Act.

Compensation Committee Function:

We do not have a standing Compensation Committee. The Audit and Executive Oversight Committee fulfills the compensation committee functions. The Audit and Executive Oversight Committee reviews the compensation philosophy, strategy of the Company and consults with the Chief Executive Officer, as needed, regarding the role of our compensation strategy in achieving our objectives and performance goals and the long-term interests of our stockholders. The Audit and Executive Oversight Committee has direct responsibility for approving the compensation of our Chief Executive Officer, and makes recommendations to the Board with respect to our other executive officers. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act. Michael Gould is responsible for oversight of the Compensation Committee functions of the Audit and Executive Oversight Committee.

Our Chief Executive Officer sets the compensation for anyone whose compensation is not set by the Board.

The Committee, pursuant to its written charter, among other matters:

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assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;
•
administers, reviews, and makes recommendations to the Board regarding our compensation plans, including the Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan, 2021 Omnibus Incentive Plan, and Management Incentive Compensation Plan (MICP), and administers or oversees all such plans and discharges any responsibilities imposed on the Committee by such plans, including, without limitation, the grant of equity-based awards to officers and employees;
•
reviews and approves on an annual basis our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus, and equity and non-equity incentive compensation, subject to approval by the Board;
•
reviews and approves any employment, severance, change of control, retention, retirement, deferred compensation, perquisite, or similar compensatory agreements, plans, programs, or arrangements with executive officers;
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provides oversight of management’s decisions regarding the performance, evaluation, and compensation of other officers;
•
reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy, and our executive officers’ compensation; and
•
reviews the results of advisory stockholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes and other stockholder input on executive compensation matters.

Radiant Logistics, Inc. – 2022 Proxy Statement 18

The Audit and Executive Oversight Committee may retain compensation consultants, outside counsel and other advisors as the Board deems appropriate to assist it in discharging its duties. In April 2015, the Audit and Executive Oversight Committee hired Mercer (US) Inc. to perform an executive compensation study and provide it with guidance regarding the Company’s executive compensation program. Mercer provided the Audit and Executive Oversight Committee with compensation data with respect to similarly sized logistics and freight-forwarding companies and consulted with the Audit and Executive Oversight Committee about a variety of issues related to competitive compensation practices and incentive plan design. This information helped us to evaluate and modify our equity and cash compensation awards and practices through fiscal 2020 to remain consistent with industry standards and to achieve our employee retention objectives.

During fiscal 2021, the Committee engaged Meridian Compensation Partners to perform an updated executive compensation study, develop an updated a peer group and provide it with guidance regarding the Company’s executive compensation program. Meridian completed the development of a Peer Group listing for Radiant Logistics and then conducted an analysis of our NEO positions compared to similar positions at Peer Group companies. Meridian also conducted an analysis of our Board of Directors compensation compared to the Peer Group companies. This information was used to develop our current compensation programs for Executives and Directors during fiscal 2021. As well, these trends and this information is being used by the Audit and Executive Oversight Committee to determine whether to make any additional changes to the Company's overall compensation policies during fiscal 2022.

During fiscal 2022, Meridian Compensation Partners did not provide any services to the Company unrelated to executive or director compensation. After considering the relevant factors, the Committee determined that no conflicts of interest have been raised in connection with the services Meridian Compensation Partners performed for the Committee in 2022.

The Committee reviews and evaluates, at least annually, the performance of the Committee, including compliance with its charter.

The Board has determined that each of the Committee members satisfies the heightened independence criteria for compensation committee members under the continued listing requirements of the NYSE American. In addition, each of the Committee members is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

nominating and governance committee Function:

We do not have a standing Nominating and Governance Committee. The Audit and Executive Oversight Committee fulfills the nominating and governance committee functions. The Audit and Executive Oversight Committee identifies and recommends to the Board individuals qualified to be nominated for election to the Board and recommends to the Board the members and Chairperson for each Board committee. Kristin Toth Smith is responsible for oversight of the Nominating and Governance Committee functions of the Audit and Executive Oversight Committee.

The Committee, pursuant to its written charter, among other matters:

•
identifies individuals qualified to become members of the Board and reviews with the Board the Board’s composition as a whole to ensure that it has the requisite and desired expertise, experience, qualifications, attributes and skills and that its membership consists of persons with sufficiently diverse and independent backgrounds;
•
develops and recommends to the Board for its approval qualifications for director candidates and periodically reviews these qualifications with the Board;
•
makes recommendations to the Board regarding director retirement age, tenure and refreshment policies;
•
reviews the committee structure of the Board and recommends directors to serve as members or chairs of each Board committee;
•
reviews and recommends Board committee slates annually and recommends additional Board committee members to fill vacancies as needed;
•
develops and recommends to the Board a set of corporate governance guidelines and, at least annually, reviews such guidelines and recommends changes to the Board for approval as necessary;

Radiant Logistics, Inc. – 2022 Proxy Statement 19

•
considers and oversees corporate governance issues as they arise from time to time and develops appropriate recommendations for the Board;
•
reviews and approves the Company’s policies and practices pertaining to ESG issues and monitors the Company’s performance relative to such policies and practices; and
•
oversees the annual self-evaluations of the Board, each Board committee, and management.

The Committee charter authorizes the Committee to retain a search firm or other advisors to assist in the identification and evaluation of director candidates, including the sole authority to approve the search firm’s or other advisors’ fees and other retention terms.

The Committee reviews and evaluates, at least annually, the performance of the Committee, including compliance with its charter.

Board and Board Committee Meetings; Attendance

The Board held six formal meetings during fiscal 2022. All directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member during fiscal 2022. Although the Board does not have a formal policy governing director attendance at its annual meeting of stockholders, we expect all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All directors serving at the time of our 2021 Annual Meeting of Stockholders held on November 7, 2021 attended the meeting either in person or by telephone.

Director QUALIFICATIONS and Nominations Process

The Board seeks to ensure that the Board is composed of members whose particular expertise, experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. We do not have a standing Nominating Committee. The Audit and Executive Oversight Committee fulfills the nominating committee functions. New directors are approved by the Board after recommendation by the Audit and Executive Oversight Committee.

In selecting nominees for director, without regard to the source of the recommendation, the Audit and Executive Oversight Committee believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with our values and standards and Code of Ethics. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide us. Nominees should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Audit and Executive Oversight Committee considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

The Audit and Executive Oversight Committee will typically employ a variety of methods for identifying and evaluating nominees for director. The Audit and Executive Oversight Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Audit and Executive Oversight Committee will consider various potential candidates for director. Candidates may come to the attention of the Audit and Executive Oversight Committee through current directors, stockholders, or other companies or persons. The Audit and Executive Oversight Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. Director candidates may be evaluated at regular or special meetings of the Audit and Executive Oversight Committee and may be considered at any point during the year.

Radiant Logistics, Inc. – 2022 Proxy Statement 20

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Audit and Executive Oversight Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses. In evaluating director nominations, the Audit and Executive Oversight Committee seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Audit and Executive Oversight Committee will make a determination of whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Audit and Executive Oversight Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Audit and Executive Oversight Committee will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Audit and Executive Oversight Committee’s recommendations.

The Company’s Corporate Governance Principles contain a retirement policy that requires no person shall be nominated to the Board to serve as a director after such person’s 74th birthday. The principles are intended to serve as a flexible framework within which the Board may conduct its business.

The Board elected Ms. Smith to the Board, effective June 3, 2021, upon the recommendation of the Audit and Executive Oversight Committee. Mr. Gould led our search for a new director. The Nominating and Governance Committee functions, including our commitment to environmental, social and governance principles, will be led by Ms. Smith.

In addition to stockholders’ general nominating rights provided in our Bylaws, stockholders may recommend director candidates for consideration by the Board. The Audit and Executive Oversight Committee will consider director candidates recommended by stockholders if the recommendations are sent to the Board in accordance with the procedures for other stockholder proposals described below in this proxy statement under the heading “Stockholder Proposals.” All director nominations submitted by stockholders to the Board for its consideration must include all of the required information set forth in our Bylaws, as summarized under the heading “Stockholder Proposals,” and the following additional information:

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any information relevant to a determination of whether the nominee meets the criteria described above;
•
any information regarding the nominee relevant to a determination of whether the nominee would be considered independent under SEC rules or, alternatively, a statement that the nominee would not be considered independent;
•
a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and
•
if the recommending stockholder, or group of stockholders, has beneficially owned more than five percent (5%) of our voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.

During fiscal 2022, we made no material changes to the procedures by which stockholders may recommend nominees to the Board as described in last year’s proxy statement.

Radiant Logistics, Inc. – 2022 Proxy Statement 21

BOARD REFRESHMENT AND BOARD DIVERSITY

The Board of Directors, with support and recommendations from the Audit and Executive Oversight, oversees the succession of its members. To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the Audit and Executive Oversight Committee evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of the Company’s retirement policy for directors, which is set forth in the Company’s Corporate Governance Principles and provides that no person shall be nominated to the Board to serve as a director after such person’s 74th birthday. As part of that evaluation, the Nominating and Corporate Governance Committee also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board of Directors as a whole possesses core competencies in the areas of accounting and finance, industry knowledge, management experience, sales and marketing, strategic vision, executive compensation, and corporate governance, among others.

We value boardroom diversity as integral to effective corporate governance. We believe that board diversity – gender, race, age, insight, background, and professional experience – is a necessity that improves the quality of decision-making and strategic vision, and represents the kind of company we aspire to be. Our Board is representative of a diverse group of backgrounds, viewpoints and ages. The Audit and Executive Oversight Committee, which oversees the function of the Audit, Compensation, and Nominating and Governance Committees, seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests.

As a smaller reporting company during fiscal years 2022 and 2021, we faced challenges with recruiting director candidates. In the current climate, candidates who identify as diverse in terms gender or race/ethnicity are highly sought after by public company boards looking to increase their diversity. Larger publicly-traded companies provide these diverse candidates with opportunities for greater visibility and higher compensation. Additionally, many shareholders have policies on the number of publicly-traded boards a director can serve on, further limiting the pool of diverse candidates. Our board is aware of the continued emphasis placed upon board diversity by stockholders and regulatory bodies, and we will continue to monitor and consider trends in the market with respect to our board size and composition.

Below is a summary of our board diversity in terms of age, tenure, race/ethnicity, and gender.

Director	Title	Age	Tenure	Racial/Ethnic Diversity	Gender Diversity
Bohn H. Crain	Chairman and CEO	59	17	Native American	M
Richard P. Palmieri	Independent Director	69	8	White/Caucasian	M
Michael Gould	Independent Director	58	6	White/Caucasian	M
Kristin Toth Smith	Independent Director	48	1	White/Caucasian	F
Summary	Independence: 3/4 (75%)	58.5	7	Racial/Ethnic Diversity: 1/4 (25%)	Gender Diversity: 1/4 (25%)

MANAGEMENT SUCCESSION PLAnning and development

The Board of Directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our Chief Executive Officer and the other members of our management team. This responsibility is reflected in the Company’s Corporate Governance Principles, which provide for a review of CEO succession planning and management development, and the charter of the Audit and Executive Oversight Committee, which requires the Audit and Executive Oversight Committee to recommend potential candidates for executive officer positions and oversee the development of executive succession plans.

BOARD AND COMMITTEE SELF-EVALUATIONS

The Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of the full Board and each committee. Therefore, each year, the Audit and Executive Oversight Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for areas of improvement.

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board Oversight OF BUSINESS STRATEGY

The Board of Directors oversees our strategic direction and business activities. Throughout the year, the Board and management discuss our short and long-term business strategy.

With respect to our short-term strategy, at the beginning of each year, our management presents to the Board a proposed annual business plan for the year and receives input from the Board and a final annual business plan is approved by the Board. At each subsequent regular board meeting, the Board reviews our operating and financial performance relative to the annual business plan.

board role in Risk Oversight

Risk is inherent with every business. We face a number of risks, including financial (accounting, credit, interest rate, liquidity, and tax), operational, political, strategic, regulatory, compliance, legal, competitive, and reputational risks.

Management is responsible for the Company’s day-to-day risk management and the Board’s responsibility is to engage in informed oversight of and provide overall direction with respect to such risk management. Our Board administers its risk oversight function directly and through our Audit and Executive Oversight Committee, which includes regular meetings with management to discuss, identify and mitigate potential areas of risk. Our Board’s approach to risk management is to focus on understanding the nature of our enterprise risks, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value, while at the same time oversee an appropriate level of risk for the Company. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

Code of Ethics

The Board has adopted a Code of Ethics that applies to our officers, directors, and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote the following:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;
•
compliance with applicable governmental laws, rules, and regulations;
•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•
accountability for adherence to our Code of Ethics.

Radiant Logistics, Inc. – 2022 Proxy Statement 23

Any waiver of our Code of Ethics for our employees may be made only by our CEO and, with respect to or director or executive officers, our Board of Directors. Any waiver will be promptly disclosed as required by law and continued listing requirements of the NYSE American. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and applicable continued listing requirements of the NYSE American regarding amendments to or waivers from any provision of our Code of Ethics by posting such information in the “About—Governance” section of our website located at www.radiantdelivers.com. Our Code of Ethics is available on our website at www.radiantdelivers.com, and may be obtained without charge upon written request directed to Attn: Human Resources, Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057.

WHISTLEBLOWER Procedures

We maintain procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free, confidential ethics hotline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls, or auditing matters are promptly brought to the attention of our General Counsel and the Chair of the Audit and Executive Oversight Committee and are handled in accordance with procedures established by the Audit and Executive Oversight Committee. Complete information regarding our complaint procedures is contained within our Code of Ethics, which is described above and may be accessed on our website as noted above.

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year.

During fiscal 2022, we reached out to our institutional investors to request meetings to discuss any issues or concerns they may have. We reached out to our top 25 institutional investors as of March 31, 2022, representing 47.0% of our outstanding common stock. This outreach did not include our founder and CEO, who owns 21.1% of our outstanding common stock. Four institutional investors representing 13.6% of our outstanding common stock agreed to engage with us. Stockholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures. Some of the actions we have taken in response to feedback over the last several years are described below.

What We Heard	What We Did
Increase stockholder influence over director elections	In October 2019, we adopted a majority vote standard for uncontested director elections, with a director resignation policy, instead of a plurality vote standard.
Increase Board diversity	We added Ms. Kristin Toth Smith to the Board of Directors effective June 3, 2021.
Align the interest of directors and executive officers with those of stockholders

We adopted stock ownership and retention guidelines applicable to our directors and executives to ensure that their interests would be closely aligned with those of our stockholders. All of our directors and executives are in compliance with our guidelines. We also adopted a more robust anti-hedging/pledging policy.

Radiant Logistics, Inc. – 2022 Proxy Statement 24

Emphasize long-term incentives

Beginning in fiscal 2022, we revised our Long-Term Incentive Program (LTIP) to provide for new performance unit awards which will vest based upon achievement of a combination of company and individual performance goals as measured over a three-year period. The performance unit awards are in addition to our restricted stock unit awards which are granted on an annual basis and are determined based, in large part, on the achievement of annual company and individual performance goals, and once granted do not vest until the three-year anniversary of the grant date. The performance unit awards constitute at least 70% of our CEO’s target LTIP opportunity for fiscal 2022.

Increase disclosure on executive compensation, including long-term incentives and stock ownership	We have increased and improved our executive compensation disclosure, with an eye towards transparency and readability. Our Compensation Discussion and Analysis reflects these increased disclosures.
Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement	In September 2021, we adopted a separate more robust clawback policy covering cash and equity incentive compensation applicable to current and former executives.
Provide more robust disclosure regarding ESG efforts	We have increased our disclosure regarding our ESG efforts in this proxy statement.

Communications with the Board of Directors

The Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may contact our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Radiant Logistics, Inc. Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, Washington 98057	Investor Relations (425) 943-4541	tmacomber@radiantdelivers.com	Annual Meeting of Stockholders Tuesday, May 23, 2023 Principal Executive Offices

Management will initially receive and process communications before forwarding them to the addressee(s). We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company.

COMMITTEE CHARTERS AND OTHER INFORMATION

The charter of our standing Board committee, Corporate Governance Principles and Code of Ethics are available in the “About—Governance—Documents” section of our website located at Radiant Global Logistics (radiantdelivers.com). The Board reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request to Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Corporate Secretary.

Radiant Logistics, Inc. – 2022 Proxy Statement 25

EXECUTIVE OFFICERS

We have four executive officers: Bohn H. Crain, Todd E. Macomber, Arnold Goldstein and John W. Sobba. Below is information regarding our executive officers as of April 10, 2023. There are no family relationships among any of our executive officers or directors.

Name	Age	Position with Radiant Logistics
Bohn H. Crain	59	Chief Executive Officer and Chairman of our Board of Directors
Todd E. Macomber	58	Senior Vice President and Chief Financial Officer
Arnold Goldstein	69	Senior Vice President and Chief Commercial Officer
John W. Sobba	67	Senior Vice President and General Counsel

Bohn H. Crain, age 59. Mr. Crain founded the company and has served as our Chief Executive Officer and Chairman of our Board of Directors since October 2005. Mr. Crain brings approximately 25 years of industry and capital markets experience in transportation and logistics. Since January 2005, Mr. Crain has served as the Managing Member of Radiant Capital Partners, LLC, an entity he formed to execute a consolidation strategy in the transportation and logistics sector. Prior to founding Radiant, Mr. Crain served as the Executive Vice President and the Chief Financial Officer of Stonepath Group, Inc. from January 2002 until December 2004. In 2001, Mr. Crain served as the Executive Vice President and Chief Financial Officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001 he served as the Vice President and Treasurer of Florida East Coast Industries, Inc., a New York Stock Exchange listed company engaged in railroad and real estate businesses. Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., a Fortune 500 transportation company listed on the New York Stock Exchange, and several of its subsidiaries. Mr. Crain earned a Bachelor of Arts in Business Administration with an emphasis in Accounting from the University of Texas.

Todd E. Macomber, age 58. Mr. Macomber has served as our Senior Vice President and Chief Financial Officer since March 2011, and previously as our Senior Vice President and Chief Accounting Officer since August 2010, and as our Vice President and Corporate Controller since December 2007. Prior to joining us, Mr. Macomber served as Senior Vice President and Chief Financial Officer of Biotrace International, Inc., a subsidiary of Biotrace International PLC, an industrial microbiology company listed on the London Stock Exchange. Mr. Macomber earned a Bachelor of Arts, emphasis in Accounting from Seattle University.

Arnold Goldstein, age 69. Mr. Goldstein has served as our Senior Vice President and Chief Commercial Officer since June 30, 2016. Mr. Goldstein also has significant experience within the transportation industry, having served as Chief Operating Officer of Service by Air, which was acquired by the Company in June 2015, and in various leadership roles at Hellman World Wide Logistics from May 2006 to February 2015. Mr. Goldstein earned a Bachelor of Arts in Psychology from the University of Rhode Island and a Master of Business Administration from Bryant University.

John W. Sobba, age 67. Mr. Sobba has served as our Senior Vice President and General Counsel since May 2018. Prior to joining the Company, Mr. Sobba was in a private law practice from 2008 to 2018, handling a number of general commercial, real estate and business matters for clients within the technology, transportation, outdoor gear and apparel industries. Mr. Sobba was in the private practice of law with the law firms of Dorsey & Whitney and later with Foster Pepper, from 2004 through 2008. He earned a Bachelor of Arts degree from the University of Oregon, a Juris Doctor from Seattle University, a Master of Taxation from Boston University and a Master of Business Administration from the University of Washington.

Radiant Logistics, Inc. – 2022 Proxy Statement 26

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Board Size and Structure

Our Bylaws provide that the Board shall consist of one or more members, with the number to be determined from time to time by the Board. The Board has fixed the number of directors at four, and we currently have four directors serving on the Board. Each director holds office for a term of one year or until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification, or removal.

Current Directors and Board Nominees

The Board currently consists of the following four members:

Bohn H. Crain	Richard P. Palmieri
Michael Gould	Kristin Toth Smith

Based upon the recommendation of the Audit and Executive Oversight Committee, the Board nominated each of our current directors named above for re-election at the Annual Meeting. The Board and the Audit and Executive Oversight Committee believe that these four directors collectively have the expertise, experience, qualifications, attributes, and skills to effectively oversee the management of Radiant Logistics, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing Radiant Logistics, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of Radiant Logistics and our stockholders, and a dedication to enhancing stockholder value. Three of our four directors are independent within our director independence standards, which satisfy the continued listing requirements of the NYSE American for independence.

Each director elected at the Annual Meeting will serve a term until Radiant Logistics’ next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the four nominees. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below are the names, ages, and positions of our current directors and director nominees as of April 10, 2023, and biographical information for each nominee. Also below is a summary of the specific qualifications, attributes, skills, expertise and experiences that led the Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with the Company
Bohn H. Crain	59	Chairman of the Board and Chief Executive Officer
Richard P. Palmieri	69	Independent Director
Michael Gould	58	Independent Director
Kristin Toth Smith	48	Independent Director

Radiant Logistics, Inc. – 2022 Proxy Statement 27

Bohn H. Crain, age 59. Mr. Crain has served as our Chief Executive Officer and Chairman of our Board of Directors since October 2005. Mr. Crain brings approximately 25 years of industry and capital markets experience in transportation and logistics. Since January 2005, Mr. Crain has served as the Managing Member of Radiant Capital Partners, LLC, an entity he formed to execute a consolidation strategy in the transportation and logistics sector. Prior to founding Radiant, Mr. Crain served as the Executive Vice President and the Chief Financial Officer of Stonepath Group, Inc. from January 2002 until December 2004. In 2001, Mr. Crain served as the Executive Vice President and Chief Financial Officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001 he served as the Vice President and Treasurer of Florida East Coast Industries, Inc., a New York Stock Exchange listed company engaged in railroad and real estate businesses. Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., a Fortune 500 transportation company listed on the New York Stock Exchange, and several of its subsidiaries. Mr. Crain earned a Bachelor of Arts in Business Administration with an emphasis in Accounting from the University of Texas. As a result of these and other professional experiences, Mr. Crain possesses particular knowledge and experience in logistics management, industry trends, business operations and accounting that strengthen the Board’s collective qualifications, skills, and experience.

Richard P. Palmieri, age 69. Mr. Palmieri was appointed as a director in March 2014. He has been the Managing Partner of ANR Partners, LLC, a management and financial consulting firm, since 2012. Prior to this, from 2007 to 2012, Mr. Palmieri served as the President of Canon Financial Services, Inc., the captive finance subsidiary of Canon USA. From 2003 to 2006, he was the President of Schneider Financial Services, a financial services subsidiary of a large, privately held transportation and logistics company. From 1998 to 2003, he served as a Managing Director and co-head of the Transportation and Logistics investment banking group at Credit Suisse Group. From 1993 to 1998, he served as a Managing Director and co-head of the Transportation and Logistics investment banking group at Deutsche Securities. Before this, he served in various finance and management positions at several large companies, including Whirlpool Financial Corporation, PacifiCorp Credit and GE Capital. Mr. Palmieri received a Bachelor of Science in Accounting from Wagner College. As a result of these and other professional experiences, Mr. Palmieri possesses particular knowledge and experience in logistics and financial management that strengthen the Board’s collective qualifications, skills, and experience.

Michael Gould, age 58. Mr. Gould was appointed as a director in July 2016. Mr. Gould is a seasoned information technology executive, currently serving as the Chief Operating Officer for Zonar Systems, a subsidiary of Continental, AG. Prior to Zonar Systems Mr. Gould served as Senior Vice President, Oracle Consulting in North America at Oracle Corporation. Prior to this, from 2008 to 2015, Mr. Gould led the Americas Technology Services Consulting Organization for Hewlett-Packard Company (“HP”) as the Vice President and General Manager. Prior to HP, Mr. Gould served in various roles at Oracle, BearingPoint and BEA. He holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University and a Master of Business Administration from Santa Clara University. As a result of these and other professional experiences, Mr. Gould possesses particular knowledge and experience in management and technology that strengthen the Board’s collective qualifications, skills and experience.

Radiant Logistics, Inc. – 2022 Proxy Statement 28

Kristin Toth Smith, age 48. Ms. Smith was appointed as a director in June 2021. She has been the President and Board Member at Fernished, Inc., a furniture and home décor subscription service, since January 2021 and held the position of Chief Operating Officer from August 2019 until December 2020. She previously held leadership positions at start-up ventures including Zulily, an omnichannel e-commerce platform and Dolly, an on-demand last-mile delivery and moving service, where she held the position of Chief Operating Officer from October 2015 to May 2019. Prior to her extensive startup experience, Smith led several teams at Amazon in operations and retail, including inbound transportation, same-day delivery, movies and television, and the demand side of the business of Amazon’s digital music team, including Marketing, Product Management, Site Merchandising, Pricing, Business Development, and Design teams responsible for the launch of Amazon’s digital music cloud-based offering. Before joining Amazon, Smith held various leadership positions at Dell Computer Corp., where she led various teams to build technology infrastructure and software for the radical re-design of desktop manufacturing and supply chain. She serves on a number of non-profit boards as well as several advisory boards for startups (mostly women-founded and -led companies). She is the Board Chair for University of Michigan’s Center for Entrepreneurship, was a contributing author for Women in Tech (Sasquatch Books). She holds a Bachelor of Science in Engineering and Master of Science in Engineering in Industrial Engineering and Operations Research from the Tauber Institute for Global Operations at the University of Michigan, a Master of Science in Civil and Environmental Engineering from Massachusetts Institute of Technology, and a Master of Business Administration from Massachusetts Institute of Technology’s Sloan School of Management through the Leaders for Global Operations fellowship program. As a result of these and other professional experiences, Ms. Smith possesses deep experience in transportation and logistics, with an emphasis on emerging e-commerce and last-mile platforms, that strengthen the Board’s collective qualifications, skills, and experience.

MAJORITY VOTE STANDARD AND RESIGNATION POLICY

Our Bylaws provide for a majority vote standard for uncontested director elections. Director nominees will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election. However, director nominees will be elected by a plurality of the votes cast in connection with a contested election, as defined in our Bylaws.

Pursuant to our Corporate Governance Guidelines, any incumbent director who is not elected to the Board in accordance with the Bylaws shall promptly tender a written offer of resignation as a director. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the director’s resignation offer or take other action, and the Board will take action with respect to the offer no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter. Any director whose resignation offer is under consideration will abstain from participating in any decision regarding that resignation offer.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” the election of Bohn H. Crain, Richard P. Palmieri, Michael Gould and Kristin Toth Smith to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The Board Recommends a Vote FOR Each Nominee for Director	☑

Radiant Logistics, Inc. – 2022 Proxy Statement 29

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment

The Audit and Executive Oversight Committee appoints our independent registered public accounting firm, or independent auditor. In this regard, the Audit and Executive Oversight Committee evaluates the qualifications, performance, and independence of our independent auditor and determines whether to re-engage the current auditor. As part of its evaluation, the Audit and Executive Oversight Committee considers, among other factors, the quality and efficiency of the services provided by the independent auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the audit firm; the auditor’s national capabilities relative to our business; the auditor’s knowledge of our operations; and the auditor’s fees. Upon consideration of these and other factors, the Audit and Executive Oversight Committee has elected to seek stockholder ratification of the selection of Moss Adams, LLP (Moss Adams) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Moss Adams had been appointed by the Audit and Executive Oversight Committee on or about December 10, 2021, following the earlier dismissal of our former auditor, BDO USA, LLP (“BDO”).

Stockholder ratification of the selection of Moss Adams as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment Moss Adams to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Moss Adams. Even if the selection is ratified by our stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Radiant Logistics and our stockholders.

A representative of Moss Adams is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax, and Other Fees

The fees billed for professional services provided by Moss Adams in fiscal year 2022 were:

Fiscal years ended
Type of Fees	June 30, 2022
Audit fees	$1,706,253
Audit related fees	—
Tax fees	—
All other fees	—
Total Fees	$1,706,253

In the above table, in accordance with the definitions of the SEC, “Audit Fees” consisted of fees for the audit of our consolidated financial statements included in our Annual Reports to Stockholders, reviews of the unaudited financial statements included in our Quarterly Reports on Form 10-Q, and consultation concerning financial accounting and reporting standards, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents, and assistance with documents filed with the SEC. Audit Fees also included fees for the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. “Audit-Related Fees” consisted of fees for assurance and related services. “Tax Fees” consisted of fees billed for permissible tax consulting, planning, and compliance services. “All Other Fees” consisted of subscription fees for products and services no described in any other category.

Radiant Logistics, Inc. – 2022 Proxy Statement 30

Pre-Approval Policies and Procedures

The Audit and Executive Oversight Committee is responsible for selecting, appointing, evaluating, compensating, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit and Executive Oversight Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to Radiant Logistics by our independent registered public accounting firm and the fees and terms thereof. Briefly, any audit or non-audit service provided to us by our independent registered public accounting firm must be pre-approved by the Audit and Executive Oversight Committee.

The Audit and Executive Oversight Committee considers the compatibility of the provision of other services provided by Moss Adams and BDO with the maintenance of its independence. The Audit and Executive Oversight Committee approved all audit and non-audit services provided by Moss Adams and BDO in fiscal year 2022 and fiscal year 2021.

Audit AND EXECUTIVE OVERSIGHT Committee Report

In connection with the preparation of our audited financial statements for the fiscal year ended June 30, 2022, the Audit and Executive Oversight Committee issued the following report for inclusion in this proxy statement and our 2022 Annual Report:

1.
The Audit and Executive Oversight Committee has reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2022, with management of Radiant Logistics, Inc., and with Radiant Logistics, Inc.’s independent registered public accounting firm, Moss Adams, LLP.
2.
The Audit and Executive Oversight Committee has discussed with Moss Adams, LLP those matters required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.
3.
The Audit and Executive Oversight Committee has received and reviewed the written disclosures and the letter from Moss Adams, LLP required by the PCAOB regarding Moss Adams, LLP’s communications with the Audit and Executive Oversight Committee concerning the accountant’s independence and has discussed with Moss Adams, LLP its independence from Radiant Logistics, Inc., and its management.
4.
Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit and Executive Oversight Committee recommended to the Board that the audited consolidated financial statements for the year ended June 30, 2022, be included in the Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

Audit and Executive Oversight COMMITTEE

Richard P. Palmieri, Chair

Michael Gould

Kristin Toth Smith

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 7, 2021, we dismissed BDO as the Company’s former independent registered public accounting firm. The dismissal of BDO was approved by the Audit and Executive Oversight Committee of the Board of Directors of the Company.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended June 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Radiant Logistics, Inc. – 2022 Proxy Statement 31

During the Company’s fiscal years ended June 30, 2021 and 2020 and through December 7, 2021, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements.

During the Company’s fiscal years ended June 30, 2021 and 2020 and the interim period through December 7, 2021, BDO did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K, except that:

(i)
for the year ended June 30, 2021, that management identified the following material weaknesses in the Company’s internal control over financial reporting:
a.
The Company did not have effective internal controls over the recording and processing of revenues. Specifically, the controls were not sufficient to prevent or detect a material misstatement in revenues as the design of the controls lacked the level of precision necessary to ensure the completeness and accuracy of revenue;
b.
The Company did not have effective internal controls over the calculation of operating partner commissions. Specifically, the controls were not sufficient to prevent or detect a material misstatement in operating partner commissions as the design of the controls lacked the level of precision to ensure the completeness and accuracy of operating partner commissions; and
(ii)
for the year ended June 30, 2020, that management identified a material weakness in the Company’s internal control over financial reporting related to the Company’s goodwill and intangibles impairment review process. Specifically, the Company did not design and maintain effective controls to review in sufficient detail the carrying values of the Company’s reporting units for both the annual and interim goodwill impairment tests. In addition, the Company did not design and maintain effective controls at the proper precision level to determine whether an impairment evaluation triggering event occurred as of June 30, 2020. This material weakness was remediated as of December 31, 2020.

The Company provided BDO with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from BDO is filed as Exhibit 16.1 to the report.

On December 10, 2021, the Company, through and with the approval of its Audit and Executive Oversight Committee, engaged Moss Adams as its independent registered public accounting firm.

During the Company’s two most recently completed fiscal years and the interim period through the date of engagement of Moss Adams, neither the Company nor anyone on behalf of the Company consulted with Moss Adams regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

The Board Recommends a Vote FOR Proposal No. 2	☑

Radiant Logistics, Inc. – 2022 Proxy Statement 32

PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board of Directors is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in this proxy statement.

At our 2021 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Approximately 96% of the votes cast at last year's annual meeting of stockholders were in favor of our say-on-pay proposal.

Why You Should Vote in Favor of our Say-on-Pay Vote

Our Pay Philosophy

The Audit and Executive Oversight Committee has formalized its pay philosophy. Under the Company’s pay philosophy, the Audit and Executive Oversight Committee is guided in its pay decisions by several principles and factors, with our fundamental executive compensation philosophy being the alignment of executive pay with performance, and the alignment of the interests of executives with those of stockholders.

The objectives of our executive compensation program are designed to ensure that we:

•
Attract and retain highly-talented and dedicated executives;
•
Provide a compensation structure that properly incentivizes our executives to execute on our business strategy of maximizing operational efficiencies, emphasizing customer relationships, and driving long term Company growth; and
•
Reinforce a positive culture that rewards entrepreneurial drive while maintaining a meaningful performance/variable based component of our overall compensation plan to align with the scalable nature of our overall cost-structure.

The Audit and Executive Oversight Committee has approved the use of a formal peer group to provide market reference points to consider when benchmarking executive compensation, outside director compensation, short- and long-term incentive design, and corporate governance practices.

The Audit and Executive Oversight Committee believes that our compensation program should be transparent and easy to understand, with the majority of executive pay being at risk and being performance-based, with predetermined financial metrics aligned with our business strategy with individual payouts based on a combination of overall business as well as individual performance. We also believe in recognizing individual performance through the establishment of strategic/non-financial goals (for example, ESG) reflecting our corporate culture, values and stockholder interests.

The Audit and Executive Oversight Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, a short-term incentive program (our STIP) consisting of quarterly cash incentives, a long-term incentive program (our LTIP) consisting of annual equity grants of restricted stock units that vest in full after a three-year vesting period and a long-term performance based program consisting of performance units that vest based on a combination of company and individual performance goals achieved over a three-year period, a competitive benefits package and limited perquisites.

Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. The variable short-term incentive and long-term incentive portions of compensation are designed to reward both annual performance (under the short-term incentive program) and longer-term performance (under the long-term incentive program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term interests.

Radiant Logistics, Inc. – 2022 Proxy Statement 33

Engagement and Responsiveness

We regularly seek stockholder input on our executive compensation program and then incorporate that feedback to further enhance the program. Some of the compensation related actions we have taken in response to stockholder feedback over the last several years are described in the "Compensation Discussion and Analysis".

Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do	What We Don't Do
Maintain a competitive compensation package	No guaranteed salary increases or bonuses
Structure our executive officer compensation so that a significant portion of pay is at risk	No excessive perquisites
Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by stockholders
Maintain a robust clawback policy	No pledging of Radiant securities
Require a double-trigger for equity acceleration upon a change of control	No short sales or derivative transactions in Radiant stock, including hedges
Have robust stock ownership and retention guidelines	No current payment of dividends on unvested awards
Hold an annual say-on-pay vote	No excise or other tax gross-ups (other than the grandfathered arrangement with our founder and CEO)

We encourage our stockholders to read the “Compensation Discussion and Analysis,” beginning on page 36, which describes in detail our executive compensation program and the executive compensation decisions made by the Audit and Executive Oversight Committee in fiscal 2022, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our named executive officers.

We believe that our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders. The Audit and Executive Oversight Committee believes that executive compensation for fiscal 2022 was reasonable, appropriate, and justified by the performance of the Company and the result of a carefully considered approach.

PROPOSED RESOLUTION

The Board of Directors recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Audit and Executive Oversight Committee and Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Radiant Logistics, Inc. – 2022 Proxy Statement 34

NEXT SAY-ON-PAY VOTE

A non-binding advisory vote on the frequency of future advisory votes on our executive compensation is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. At our 2019 Annual Meeting of Stockholders, we asked our stockholders to indicate whether they preferred that we hold a say-on-pay vote every year, every two years or every three years. Our stockholders approved an advisory vote on an annual basis. Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at the 2019 Annual Meeting of Stockholders, the Board of Directors determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2023 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board Recommends a Vote FOR Proposal No. 3	☑

Radiant Logistics, Inc. – 2022 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and material factors relevant to these policies and decisions. This CD&A should be read together with the related tables and disclosures that follow. When reading this CD&A, please note that we were a smaller reporting company under the federal securities laws during fiscal years 2022 and 2021 and were not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of SEC Regulation S-K and this CD&A is simply intended to supplement our SEC-required disclosures.

Our named executive officers for the fiscal year ended June 30, 2022 are listed below. We sometimes refer to these individuals collectively as our named executive officers or “NEOs” and our Chief Executive Officer as our “CEO.” The following four officers are our only executive officers.

Name	Age	Position with Radiant Logistics
Bohn H. Crain	59	Chief Executive Officer and Chairman of our Board of Directors
Todd E. Macomber	58	Senior Vice President and Chief Financial Officer
Arnold Goldstein	69	Senior Vice President and Chief Commercial Officer
John W. Sobba	67	Senior Vice President and General Counsel

Executive Summary

Who We Are

We operate as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers based in the United States and Canada. We service a large and diversified account base across a range of industries and geographies, which we support from an extensive multi-brand network of over 100 operating locations (including 25 Company-owned locations) across North America as well as an integrated international service partner network located in other key markets around the globe. As a third-party logistics company, we generally do not own the transportation assets but we have a vast carrier network of asset-based transportation companies, including motor carriers, railroads, airlines, and ocean lines.

Through our operating locations across North America, we offer domestic and international air and ocean freight forwarding services and freight brokerage services. Our primary transportation services involve arranging shipments, on behalf of our customers, of materials, products, equipment, and other goods that are generally larger than shipments handled by integrated carriers of primarily small parcels, such as FedEx, DHL and UPS, including arranging and monitoring all aspects of material flow activity utilizing advanced information technology systems. We also provide other value-added supply chain services, including order fulfillment, inventory management, and warehouse and distribution services, and customs brokerage services to complement our core transportation service offering.

Radiant Logistics, Inc. – 2022 Proxy Statement 36

Fiscal Year 2022 Business Highlights

FINANCIAL

$1,459.4 million	Revenues Achieved a record $1,459.4 million in total revenues, a 62.2% ↑ year-over-year
$306.3 million	Non-GAAP Adjusted Gross Profit Achieved a record $306.3 million in Non-GAAP adjusted gross profit, a 38.3% ↑ year-over-year
$44.5 million	Net Income Achieved record net income of $44.5 million, a 92.6% ↑ year-over-year, or $0.90 per basic and $0.88 per fully diluted share
$58.2 million	Non-GAAP Adjusted Net Income Achieved record non-GAAP adjusted net income of $58.2 million, a 68.7% ↑ year-over-year, or $1.18 per basic and $1.15 per fully diluted share
$80.9 million

Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin

Achieved Non-GAAP Adjusted EBITDA of $80.9 million, a 65.1% ↑ year-over-year, and non-GAAP Adjusted EBITDA Margin of 26.4% , ↑ 429 basis points year-over-year

OPERATIONAL

✓

Strong Network of Company-Owned Locations and Strategic Operating Partners

Maintains a strong network of over 25 company-owned locations and over 100 strategic operating partners (independent agents) in the United States and Canada as well as additional global partners to facilitate international shipments

✓

Compelling Multi-Modal Service Offering

Continues to build out a strong compelling multi-modal service offering, leveraging our technology and bundling value-added logistics solutions with our core transportation service offerings

✓	Highly Diversified Customer Base Cultivates significant long-standing customer relationships across the platform, with no one customer representing more than 5% of our revenues

STRATEGIC

$2.4 million

2022 Investment in Robust and Advanced Technology Offerings and Platform

Provides robust and advanced technology offerings to our customers, our company-owned locations, strategic operating partners, and to support corporate and finance operations. During fiscal 2022, we invested over $2.4 million on technology enhancements and software systems to increase our operating efficiency and improve technology offerings.

21 acquisitions	Proven Growth Platform Continues to deliver profitable growth with a track record of executing and integrating 21 acquisitions since our inception in 2006.

Annex I provides reconciliations of non-GAAP financial measures to most comparable U.S. GAAP measures.

Radiant Logistics, Inc. – 2022 Proxy Statement 37

Fiscal Year 2022 Compensation Actions and Outcomes

Our compensation program is aligned with our pay philosophy of aligning executive pay with performance and executive financial interest with stockholder financial interest and is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. In April 2021, the Audit and Executive Oversight Committee engaged a compensation consultant to, among other things, perform an executive benchmarking analysis of our executive compensation. As a result of this analysis, we introduced in fiscal year 2022 the use of performance unit awards as an additional component of our Long-Term Incentive Plan (“LTIP”), as discussed in more detail below under “—Our Named Executive Officer Compensation—Long-Term Incentives – Equity Awards.”

Our fiscal year 2022 compensation actions and incentive plan outcomes based on our performance are summarized below:

Pay Element	Fiscal 2022 Actions
Base Salary
•
Base salary provides a source of fixed income that reflects scope and responsibility of the position held while ensuring a meaningful percentage of the executives’ overall compensation opportunity is in the form of performance-based compensation.
•
Base salary increases ranging from 25.0% to 30.8% during fiscal year 2022.

Short-Term Incentives
•
Our Short-Term Incentive Program (“STIP”) allows our NEOs to participate on a pro rata basis along with other STIP participants in a quarterly profit pool calculated as a percentage of our quarterly adjusted EBITDA, with such percentage determined by the Audit and Executive Oversight Committee. Historically, this percentage has been a constant 5% but this remains within the discretion of the Audit and Executive Oversight Committee.
•
The NEOs’ opportunity to participate in the STIP is expressed as a percentage of their base salary and is subject to further adjustment based on their achievement relative to individual performance goals. The target STIP award opportunity percentages for our NEOs remained the same as in prior years and were 50% of base salary for our CEO and 35% for our other NEOs.
•
The NEOs earned the following quarterly bonus payouts for fiscal year 2022:

Executive	1Q ($)	2Q ($)	3Q ($)	4Q ($)	Total ($)
B. Crain	82,523	82,209	121,940	130,085	416,757
T. Macomber	35,549	35,296	50,211	53,565	174,621
A. Goldstein	35,549	35,672	50,211	55,256	176,688
J. Sobba	37,419	34,545	50,211	50,745	172,920

Long-Term Incentives
•
Our fiscal year 2022 LTIP consisted of 31% time-vested restricted stock unit (“RSU”) awards, which were determined based on achievement of pre-established company and individual goals, and 69% performance share units.
•
The NEOs’ opportunity to participate in the LTIP is expressed as a percentage of their base salary. The LTIP award opportunities for our NEOs remained the same as in prior fiscal years and were 50% of base salary for our CEO and 35% for our other NEOs.
•
The RSU awards vest in full on the third year anniversary of the grant date.
•
After the completion of fiscal year 2021, in September 2021, our NEOs received the following RSU awards, which were determined based on achievement of pre-established company and individual goals for fiscal year 2021:

Radiant Logistics, Inc. – 2022 Proxy Statement 38

Executive	Target LTIP Award Opportunity (% of Base Salary)	Number of RSUs (#)	Grant Date Fair Value ($)
B. Crain	50%	37,674	244,128
T. Macomber	35%	16,229	105,164
A. Goldstein	35%	16,229	105,164
J. Sobba	35%	16,229	105,164

•
In fiscal year 2022, our NEOs received the following performance stock unit (“PSU”) awards, which will vest and be paid out in shares of our common stock based on achievement of a combination of company and individual performance goals achieved over a three-year period:

Executive	Number of PSUs (#)	Grant Date Fair Value ($)
B. Crain	87,209	645,347
T. Macomber	34,200	253,080
A. Goldstein	34,200	253,080
J. Sobba	34,200	240,084

Other Compensation Related Actions	• Approximately 96% of the votes cast at our 2021 Annual Meeting of Stockholders were in favor of our annual say-on-pay vote.

COMPENSATION PHILOSOPHY

The Audit and Executive Oversight Committee is guided in its pay decisions by several principles and factors, with our fundamental executive compensation philosophy being the alignment of: executive pay with performance, and the alignment of the interests of executives with those of stockholders.

The objectives of our executive compensation program are designed to ensure that we:

•
Attract and retain highly talented and dedicated executives;
•
Provide a compensation structure that properly incentivizes our executives to execute on our business strategy of maximizing operational efficiencies, emphasizing customer relationships, and driving long term Company growth; and
•
Reinforce a positive culture that rewards entrepreneurial drive while maintaining a meaningful performance/variable based component of our overall compensation plan to align with the scalable nature of our overall cost-structure.

The Audit and Executive Oversight Committee has approved the use of a formal peer group to provide market reference points to consider when benchmarking executive compensation, outside director compensation, short- and long-term incentive design, and corporate governance practices.

The Audit and Executive Oversight Committee believes that our compensation program should be transparent and easy to understand, with the majority of executive pay being at risk and being performance-based, with predetermined financial metrics aligned with our business strategy. We also believe in recognizing individual performance through the establishment of strategic/non-financial goals (for example, ESG) reflecting our corporate culture, values and stockholder interests.

The Audit and Executive Oversight Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, a short-term incentive program (our STIP) consisting of quarterly cash incentives, a long-term incentive program (our LTIP) consisting of annual equity grants of RSUs that vest in full after a three-year vesting period and a long-term performance based program consisting of performance units that vest based on a combination of company and individual performance goals achieved over a three-year period, a competitive benefits package and limited perquisites.

Radiant Logistics, Inc. – 2022 Proxy Statement 39

Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. The variable short-term incentive and long-term incentive portions of compensation are designed to reward both annual performance (under the short-term incentive program) and longer-term performance (under the long-term incentive program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term interests.

Say-on-Pay Vote

At our 2021 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Approximately 96% of the votes cast were in favor of our say-on-pay proposal. We believe these favorable results affirmed stockholder support of our approach to executive compensation and did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in response to the say-on-pay vote results.

OUR ENGAGEMENT AND RESPoNSIVENESS

We regularly seek stockholder input on our executive compensation program and then incorporate that feedback to further enhance the program. Some of the compensation related actions we have recently taken in response to stockholder feedback are described below.

What We Heard	What We Did
Align the interest of executive officers with those of stockholders

We adopted stock ownership and retention guidelines applicable to our NEOs to ensure that their interests would be closely aligned with those of our stockholders. All of our NEOs are in compliance with these guidelines.

We have an anti-hedging/pledging policy.

Our founder and CEO owns approximately 21.1% of our outstanding common stock.

Emphasize long-term performance-based incentives

Beginning in fiscal year 2022, we revised our LTIP to provide for new performance unit awards which will vest based upon achievement of a combination of company and individual performance goals as measured over a three-year period. The performance unit awards are in addition to our restricted stock unit awards which are granted on an annual basis and are determined based, in large part, on the achievement of annual company and individual performance goals, and once granted do not vest until the three-year anniversary of the grant date. The performance unit awards constitute at least 70% of our CEO’s target LTIP opportunity for fiscal year 2022.

Increase disclosure on executive compensation

As a smaller reporting company during fiscal years 2022 and 2021, we were not required to include a Compensation Discussion and Analysis section in our proxy statement nor the more extensive executive compensation tables. Starting in 2021, in response to stockholder feedback, we substantially increased and improved our executive compensation disclosure in this proxy statement, with an eye towards transparency despite the fact that we are not required to provide these disclosures.

Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement	In September 2021, we adopted a separate and more robust clawback policy covering cash and equity incentive compensation applicable to current and former executives.

Radiant Logistics, Inc. – 2022 Proxy Statement 40

Perform a compensation risk assessment

As a smaller reporting company during fiscal years 2022 and 2021, we were not required to perform a compensation risk assessment. Starting in 2021, in response to stockholder feedback, we performed a compensation risk assessment which concluded that our compensation policies, practices and programs, along with our governance structure, work together in a manner so as to encourage our executives (and employees) to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company.

Disclose CEO pay ratio.

As a smaller reporting company during fiscal years 2022 and 2021, we were not required to disclose a CEO pay ratio. Starting in 2021, in response to stockholder feedback, we calculated and disclosed a CEO pay ratio in accordance with SEC rules and regulations under “—CEO Pay Ratio”.

Adopt or disclose an anti-hedging/pledging policy	We have increased substantially our disclosure of our anti-hedging/pledging policy in this proxy statement.
Adopt a no tax gross-up policy	In September 2021, we adopted a new tax gross-up policy that prohibits tax gross-ups, other than the grandfathered provision in the employment agreement with our founder and CEO.

Compensation Highlights and Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

What We Do	What We Don't Do
Maintain a competitive compensation package	No guaranteed salary increases or bonuses
Structure our executive officer compensation so that a significant portion of pay is at risk	No excessive perquisites
Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by stockholders
Maintain a robust clawback policy	No pledging of Radiant securities
Require a double-trigger for equity acceleration upon a change of control	No short sales or derivative transactions in Radiant stock, including hedges
Have robust stock ownership and retention guidelines	No current payment of dividends on unvested awards
Hold an annual say-on-pay vote	No excise or other tax gross-ups (other than the grandfathered arrangement with our founder and CEO)

Radiant Logistics, Inc. – 2022 Proxy Statement 41

Executive Stock Ownership Guidelines

In September 2021, we established the following stock ownership and retention guideline, which are intended to further align the interests of our named executive officers with those of our stockholders.

Position	Guideline
Chief Executive Officer	Four times base salary
Other Named Executive Officers	One times base salary

Each NEO has five years to reach the officer’s stock ownership target. Until the applicable stock ownership guideline is achieved as described above, each NEO is required to retain an amount equal to 100% of the net shares received as a result of the vesting of restricted stock, restricted stock units or other equity-based awards or the exercise of stock options. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and any applicable withholding or estimated taxes associated with the restricted stock, restricted stock unit, stock option, or other equity-based incentive award. All of our NEOs are in compliance with our stock ownership guidelines as of March 28, 2023.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	In Compliance?	Ownership %	Actual Stock Ownership as a Multiple of Base Salary
Bohn H. Crain	4x	Yes	21.1%	184x
Todd E. Macomber	1x	Yes	Less than 1%	10x
Arnold Goldstein	1x	Yes	Less than 1%	2x
John W. Sobba	1x	Yes	Less than 1%	1x

Elements of Our Executive Compensation Program

Our executive compensation program consists of several key elements, which are described in the table below, along with the key characteristics of, and the purpose for, each element and key fiscal year 2022 changes. We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal year 2022.

Element	Key Characteristics	Purpose	Key Fiscal 2022 Changes
Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.

Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held while providing a meaningful percentage of an executive’s overall compensation opportunity in the form of performance-based compensation.

Base salary increases ranging from 25.0% to 30.8% during fiscal year 2022.
Short-Term Incentive Plan (STIP) (Variable, Cash)	A variable, short-term element of compensation that is payable quarterly in cash, based on adjusted EBITDA and achievement of pre-established individual goals.	Motivates and rewards our executives for increased adjusted EBITDA and achievement of individual performance goals while supporting our variable-cost based business model.	No changes.

Radiant Logistics, Inc. – 2022 Proxy Statement 42

Long-Term Incentive Plan (LTIP) (Variable, Restricted Stock Units and Performance Units)

A variable, long-term element of compensation is provided, which was composed of 31% RSU awards and 69% PSU awards during the fiscal year ended June 30, 2022.

The RSU awards are based on achievement of pre-established company and individual goals and vest in full on the three-year anniversary of the grant date.

The performance awards will vest upon the achievement of three-year performance goals and be paid out in shares of our common stock.

Aligns the interests of our executives with our stockholders; encourages our executives to focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promotes retention of our executives; and encourages significant ownership of our common stock.

Fiscal year 2022 incorporated new performance unit awards payable upon achievement of three-year performance goals.
Perquisites	Includes an automobile allowance and Company-provided life and disability insurance premiums.	Assists in allowing our executives to more efficiently utilize their time and support them in effectively contributing to our Company success.	No changes.
Retirement Benefits	Includes a qualified defined contribution retirement plan with a discretionary Company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

Competitive Considerations and Use of Market Data

Background

In April 2015, the Audit and Executive Oversight Committee hired Mercer (US) Inc. to perform an executive compensation study and provide it with guidance regarding our executive compensation program. Mercer provided the Audit and Executive Oversight Committee with compensation data with respect to similarly sized logistics and freight-forwarding companies and consulted with the Audit and Executive Oversight Committee about a variety of issues related to competitive compensation practices and incentive plan design. This information helped us to evaluate and modify our equity and cash compensation awards and practices to remain consistent with industry standards and to achieve our employee retention objectives. Through fiscal year 2021, these trends and this information was used by the Audit and Executive Oversight Committee to determine whether to make any additional changes to our overall compensation policies and program.

In December 2020, the Audit and Executive Oversight Committee engaged Meridian Compensation Partners to perform an executive compensation study and provide guidance regarding our executive compensation program, especially in light of the feedback we received from our stockholders on improvements that could be made to our program. Many of the recent changes we made to our executive compensation program in response to stockholder feedback were made with the input and assistance of Meridian Compensation Partners.

Peer Group

As part of Meridian Compensation Partners’ review of our executive compensation program, and specifically analyzing the market competitiveness and reasonableness of our program, Meridian Compensation Partners recommended a peer group based on the following three factors:

Industry	Revenue	Market Capitalization

Based on these factors, the following 26 companies were selected by the Audit and Executive Oversight Committee, upon recommendation of Meridian Compensation Partners, in February 2021 as members of our peer

Radiant Logistics, Inc. – 2022 Proxy Statement 43

group for purposes of benchmarking the market competitiveness and reasonableness of our executive compensation program:

Air Transport Services Group, Inc.

Allegiant Travel Company

ArcBest Corporation

Atlas Air Worldwide Holdings, Inc.

Blackbaud, Inc.

CAI International, Inc.

Covenant Logistics Group, Inc.

CSG Systems International, Inc.

Daseke, Inc.

Eagle Bulk Shipping Inc.

Echo Global Logistics, Inc.

Exl Service Holdings, Inc.

Forward Air Corporation

Genco Shipping and Trading Limited

Heartland Express, Inc.

Hub Group, Inc.

Manhattan Associates, Inc.

Marten Transport, Ltd.

MicroStrategy Incorporated P.A.M. Transportation Services, Inc. Pangaea Logistics Solutions, Ltd. Pegasystems Inc. Saia, Inc. Universal Logistics Holdings, Inc. USA Truck, Inc. Werner Enterprises, Inc.

All of these peer group companies were public companies at the time of the review. We compete with some of these peers for employees and customers in various markets. As of February 2021, when the peer group was recommended by Meridian Compensation Partners, we ranked at the 37th percentile of our peer group for revenue and at the 21st percentile for market capitalization. In constructing this peer group, the Audit and Executive Oversight Committee also considered whether to include companies that disclosed Radiant Logistics as a peer, companies that appear in the peer groups of our peer companies and companies that proxy advisory firms consider a peer of ours in their latest voting recommendations reports.

Use of Peer Group Information and Competitive Positioning

One of the objectives of our executive compensation philosophy is to design our executive compensation program to ensure that we attract and retain highly-talented and dedicated executives. To assist us in meeting this objective, we strive to compensate our executive officers in a manner that is competitive but also reasonable when considering our revenue and market capitalization relative to other members of our peer group. To ensure the competitiveness and reasonableness of our executive compensation packages relative to our industry, the Audit and Executive Oversight Committee periodically evaluates our peer group and an analysis of our executive compensation program vis a vis our peer group, with the aid of an independent external compensation consultant and management, and uses this information as one input in helping to determine appropriate pay levels.

In reviewing this benchmarking data, however, the Audit and Executive Oversight Committee recognizes that this information is not always appropriate as a stand-alone tool for setting compensation. This could be due to an imperfection in the peer group information or due to aspects of our business and objectives that may be unique to us. For example, the Audit and Executive Oversight Committee believes the February 2021 peer group of 26 companies as recommended by Meridian Compensation Partners is a less-than-ideal comparison group for purposes of benchmarking our executive compensation program since Radiant Logistics is ranked at the 37th percentile of our peer group for revenue and at the 21st percentile for market capitalization. This was primarily driven by the difficulty in creating a peer group due to limited number of viable peers in our industry with similarly sized revenues and market capitalization.

As a result, the Audit and Executive Oversight Committee does not explicitly target any percentile when assessing and setting executive compensation. Instead, the Audit and Executive Oversight Committee intends to analyze the specific competitiveness of any individual executive’s pay considering factors like not only the benchmarking data, but also the executive’s experience, skills and capabilities, contributions as a member of the executive management team, and contributions to our overall performance. We believe these others factors and considerations are more important at this time for our Company than peer group positioning to attract and retain the best executive talent to achieve our business strategies and objectives. The Audit and Executive Oversight Committee did note that our NEO base salaries, target short-term incentive opportunities, target total cash compensation and target long-term incentive opportunities, are below the 50th percentile, which the Audit and Executive Oversight Committee considered reasonable given the company’s revenues and market capitalization relative to its peers.

Accordingly, every year, we review each executive’s base salary and STIP and LTIP opportunities to determine whether they should be adjusted. Along with individual performance, we also consider primarily movement of salaries and other aspects of executive compensation in the market and trends, as well as our financial results from the prior fiscal year to determine appropriate compensation adjustments.

Radiant Logistics, Inc. – 2022 Proxy Statement 44

Named Executive Officer Compensation

Base Salary

Purpose: Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career.

Fiscal Year 2022 Review: The fiscal year 2022 base salaries were increased.

Named Executive Officer	Fiscal Year 2021 Base Salary ($)	Fiscal Year 2022 Base Salary(1)(2) ($)	Change (%)
Bohn H. Crain	325,000	425,000	30.8%
Todd E. Macomber	200,000	250,000	25.0%
Arnold Goldstein	200,000	250,000	25.0%
John W. Sobba	200,000	250,000	25.0%

(1) Messrs. Crain, Macomber, and Goldstein’s fiscal year 2022 base salary became effective on January 1, 2022.

(2) Mr. Sobba’s fiscal year 2022 base salary became effective on February 1, 2022.

Short-Term Incentive Plan – Quarterly Cash Bonuses

Purpose: Our STIP, or quarterly cash bonus program, is paid under our MICP and is designed to provide incentive compensation that supports our variable cost-based business strategy and emphasizes pay-for-performance by tying reward opportunities to company and individual performance.

STIP Awards and Plan Mechanics: Our STIP allows our NEOs to participate on a pro rata basis along with other STIP participants in a quarterly profit pool calculated as a percentage of our quarterly adjusted EBITDA. The opportunity of our NEOs to participate in the STIP is expressed as a percentage of their base salary and is subject to further adjustment based on their achievement relative to individual performance goals. The target STIP award opportunity percentages for our NEOs remained the same as in prior years and were 50% of base salary for our CEO and 35% for our other NEOs.

Since the quarterly bonus pool under the MICP in which our NEOs participate is determined based on a percentage of our quarterly adjusted EBITDA and there is no maximum limit to the size of the pool, our executives are incentivized to increase our profitability, although discretion could be exercised by the Audit and Executive Oversight Committee to decrease or otherwise adjust the size of the pool or individual payouts if determined appropriate. Primarily because of this discretion, as well as multiple other factors, including the design of the MICP, our other compensation policies and programs, and our controls and approval process, we do not believe the MICP creates unnecessary risk taking by our executives or other employees.

Payments under our MICP are paid quarterly as opposed to annually in order to instill a sense of urgency in progressing the company’s objectives while reinforcing and rewarding the entrepreneurial culture of the company.

Fiscal Year 2022 STIP Awards: The fiscal year 2022 target short-term incentive opportunities of all of our NEOs were unchanged from their fiscal year 2021 target short-term incentive opportunities.

Named Executive Officer	Fiscal Year 2021 Target Bonus Percentage	Fiscal Year 2022 Target Bonus Percentage	Change (%)
Bohn H. Crain	50% of base salary	50% of base salary	0.0%
Todd E. Macomber	35% of base salary	35% of base salary	0.0%
Arnold Goldstein	35% of base salary	35% of base salary	0.0%
John W. Sobba	35% of base salary	35% of base salary	0.0%

The fiscal year 2022 target short-term incentive opportunities for our NEOs were paid quarterly based on our adjusted EBITDA performance for each fiscal quarter of fiscal year 2022 and their pro rata participation along with other STIP participants in the quarterly profit pool, which for fiscal year 2022 was calculated as 5% percent of our quarterly adjusted EBITDA. For purposes of the corporate quarterly bonus pool under the MICP, adjusted EBITDA was defined as our cumulative net income for such fiscal quarter, excluding the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets, as well as all depreciation charges related to

Radiant Logistics, Inc. – 2022 Proxy Statement 45

technology and equipment, and all amortization charges (including amortization of leasehold improvements), and further adjusted to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, materials, management and distribution start-up costs and other non-cash charges, as derived from our consolidated audited financial statements, and as determined by the Audit and Executive Oversight Committee in good faith. Note that this definition of adjusted EBITDA is essentially the same as our reported adjusted EBITDA with the exception that it adds back in the accrued bonus under the MICP.

Our adjusted EBITDA as calculated pursuant to our STIP for each quarter of our fiscal year 2022 was as follows (in millions):

1Q Adjusted EBITDA ($)	2Q Adjusted EBITDA ($)	3Q Adjusted EBITDA ($)	4Q Adjusted EBITDA ($)
15.3	16.7	22.5	26.4

Our NEOs earned the following quarterly bonus payouts under our MICP during fiscal year 2022:

Named Executive Officer	1Q ($)	2Q ($)	3Q ($)	4Q ($)	Total ($)
Bohn H. Crain	82,523	82,209	121,940	130,085	416,757
Todd E. Macomber	35,549	35,296	50,211	53,565	174,621
Arnold Goldstein	35,549	35,672	50,211	55,256	176,688
John W. Sobba	37,419	34,545	50,211	50,745	172,920

The CEO’s share of each quarterly bonus pool was determined based on a formula of his target STIP opportunity and his individual performance and was approved by the Audit and Executive Oversight Committee.

In addition to participating in the STIP under the MICP, Arnold Goldstein, our Senior Vice President and Chief Commercial Officer, also receives additional compensation in connection with his management of our Vertical Sales Organization. This compensation is based on calculated as 1% of the Net Contribution of the Vertical Sales Organization, where Net Contribution is calculated as the gross profit attributed the Vertical Sales Associates less any associated costs for agent station commissions, bad debts and corporate overheads and net of the costs of the Vertical Sales Associates. Accordingly, Mr. Goldstein earned the following additional payments under this plan during fiscal year 2022:

1Q ($)	2Q ($)	3Q ($)	4Q ($)	Total ($)
28,732	28,737	16,803	66,099	140,371

Long-Term Incentive Plan – Annual Equity Grants

Purpose: Our LTIP, which is a component of our MICP, is designed to provide for incentive compensation that supports our variable cost-based business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, operating location and/or individual levels.

LTIP Awards and Mechanics: The opportunity of a NEO to participate in the LTIP is expressed as a percentage of the NEO’s base salary. Our LTIP for our NEOs for the past several years has consisted of RSU awards based on achievement of pre-established company and individual goals that vest in full on the three-year anniversary of the grant date. Beginning in fiscal year 2022, our LTIP also consists of performance unit awards in addition to RSU awards, as discussed in more detail below under “—LTIP Awards for Fiscal Year 2022.” These performance unit awards constitute at least 70% of our CEO’s target LTIP opportunity for fiscal year 2022.

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LTIP Awards for Fiscal Year 2022: After completion of fiscal year 2021, in September 2021, our NEOs received RSU awards, which were determined based on achievement of pre-established company and individual goals for fiscal year 2021. For our NEO’s, 90% of their RSU award opportunity was based on the Company’s achievement relative to budgeted adjusted EBITDA, as measured on a consolidated basis, and 10% of the RSU opportunity was based on their achievement relative to individual goals. The Audit and Executive Oversight Committee believes it is important to include an adjusted EBITDA performance metric in both our STIP and LTIP because of our emphasis on overall core profitability. The performance factor for each NEO for purposes of determining the number of RSUs granted after completion of fiscal year 2021 in September 2021 was 150% which reflects the Company’s achievement relative to budgeted adjusted EBITDA, as approved by the Audit and Executive Oversight Committee, and achievement relative to individual goals, as determined by the Audit and Executive Oversight Committee in the case of our CEO, and by the CEO, in the case of our other NEOs.

Named Executive Officer	Fiscal Year 2021 Adjusted EBITDA Goal ($)	Fiscal Year 2021 Actual EBITDA (as restated) ($)	Company Financial Goal Achievement (90% Weighting)	Individual Goal Achievement (10% Weighting)	Performance Factor (100%)
Bohn H. Crain	27.1 mil	49.0 mil	181%	100%	150%
Todd E. Macomber	27.1 mil	49.0 mil	181%	100%	150%
Arnold Goldstein	27.1 mil	49.0 mil	181%	100%	150%
John W. Sobba	27.1 mil	49.0 mil	181%	100%	150%

The LTIP award opportunities for RSU awards for our NEOs in fiscal year 2022 remained the same as in prior fiscal years and were 50% of base salary for our CEO and 35% for our other NEOs. RSU awards will vest in full on the three-year anniversary of the grant date.

Name Executive Officer	Target LTIP Award Opportunity (% of Base Salary)	Number of RSUs (#)	Grant Date Fair Value ($)
Bohn H. Crain	50%	37,674	244,128
Todd E. Macomber	35%	16,229	105,164
Arnold Goldstein	35%	16,229	105,164
John W. Sobba	35%	16,229	105,164

Beginning in fiscal year 2022, our LTIP awards consisted of performance unit and RSU awards. The performance unit awards are granted in early fiscal year 2022 and ultimately vest and be paid out based upon the achievement of three-year performance goals. The RSU awards will continue to be granted after completion of a fiscal year and be based on the achievement of pre-established company and individual goals for such fiscal year and will vest in full on the three-year anniversary of the grant date. The target number of performance units for each NEO will be determined by a percentage of the NEO’s base salary, which percentage for our CEO is expected to be 150% and for our NEOs is expected to be 100%. The target performance unit awards constitute at least 70% of our CEO’s target LTIP opportunity for fiscal year 2022.

Named Executive Officer	Fiscal Year 2022 Target Bonus Percentage	Number of PSUs (#)	Grant Date Fair Value ($)
Bohn H. Crain	150% of base salary	87,209	645,347
Todd E. Macomber	100% of base salary	34,200	253,080
Arnold Goldstein	100% of base salary	34,200	253,080
John W. Sobba	100% of base salary	34,200	240,084

All Other Compensation – RLP Distributions

On June 28, 2006, we joined with Radiant Capital Partners, LLC (“RCP”), an affiliate of Mr. Crain, our CEO, to form Radiant Logistics Partners, LLC (“RLP”). RLP commenced operations in 2007 as a minority-owned business enterprise for the purpose of enabling us to expand the scope of our service offerings to include participation in certain supplier diversity programs that otherwise would not have been available to us. RLP is owned 60% by Mr. Crain and 40% by us. In the course of evaluating and approving the ownership structure, operations and economics emanating

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from RLP, a committee consisting of the independent Board member of the Company considered, among other factors, the significant benefits provided to us through association with a minority business enterprise, particularly as many of our largest current and potential customers have a need for diversity offerings. In addition, the committee concluded the economic relationship with RLP was on terms no less favorable to us than terms generally available from unaffiliated third parties. Mr. Crain’s share of distributed earnings from RLP are included in the “All Other Compensation” column of the Summary Compensation Table.

Other Benefits

In fiscal year 2022, our NEOs had the opportunity to participate in a qualified defined contribution retirement plan on the same basis as our other employees. We believe this plan provides an opportunity for our executives to plan for and meet their retirement savings needs. We do not provide any pension arrangements, nonqualified defined contribution, or other deferred compensation plans.

We provide our NEOs with modest perquisites to attract and retain them and to allow them to more efficiently utilize their time and to support them in effectively contributing to the success of our Company. The perquisites provided to our NEOs during fiscal year 2022 included an automobile allowance and Company-provided life and disability insurance premiums. We believe these benefits are an important part of our overall compensation program and help us accomplish our goal of attracting, retaining, and rewarding top executive talent.

Employment Agreements, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS, and POST-TERMINATION RESTRICTIONS

The compensation paid to our NEOs is governed, in part, by written employment agreements with them, which are described below under “Executive Compensation—Employment and Other Agreements.” The purpose of these agreements is to define the essential terms of these executives’ employment relationships in a manner that will protect our business and other interests and the interests of the executive, including in the event his employment is terminated upon certain events. The severance provisions in the agreement are intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. Additionally, we entered into these agreements because they provide us valuable protection by subjecting these executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following a termination of their employment. The receipt of any severance by these executives, other than our CEO, is conditioned upon his execution of a broad release of claims.

To encourage continuity, stability, and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change of control arrangements, including provisions in our employment agreements with our NEOs, which are described below under “Executive Compensation—Potential Post-Termination and Chane in Control Payments.” These provisions provide our NEOs certain payments and benefits in the event of a termination of their employment in connection with a change of control. These additional payments and benefits will not be triggered just by a change of control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change of control arrangements. These “double trigger” change of control protections are intended to induce executives to accept or continue employment with our Company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change of control transaction. If the employment of our CEO is terminated by us without cause or by him for good reason following a change of control or if the employment of one of our other NEOs is terminated by us without cause or by him for good reason within nine months following a change of control, the executive will be entitled to receive a severance payment and certain benefits. In the case of our NEOs, other than our CEO, the receipt of any severance is conditioned upon the executive’s execution of a release of claims.

Radiant Logistics, Inc. – 2022 Proxy Statement 48

We believe these change of control arrangements with our NEOs are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller public company where there is a meaningful likelihood that the company may be acquired. Change of control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change of control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that relative to our Company’s overall value, our potential change of control benefits are relatively small and are aligned with current peer company practices.

Risk Assessment

As a result of our assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our NEOs, to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company.

As part of our assessment, we noted in particular the following:

•
annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;
•
short-term incentives are in the form of quarterly cash bonuses that are limited in amount, to some extent, by virtue of the calculation of the total quarterly bonus pools, which equal a certain percentage of our adjusted EBITDA for the quarter, assuming we meet a certain threshold quarterly adjusted EBITDA goal; and
•
a significant portion of performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they vest over a three-year period of time, thereby focusing our employees on our long-term interests.

Clawback Policy

In September 2021, our Board of Directors adopted a separate more robust clawback and forfeiture policy. The policy covers all current and former executive officers of the Company. Pursuant to the policy, the Board of Directors may in its sole discretion recover certain cash and/or equity-based incentive compensation that is approved, awarded or granted to a covered executive on or after September 27, 2021 if there is a material negative restatement of our financial statements or in the event a Covered Executive engaged in egregious conduct that is substantially detrimental to the Company. We applied the clawback policy to the restatement of our June 30, 2021 annual financial statements, September 30, 2021, December 31, 2021 and March 31, 2022 quarterly financial statements.

excise tax gross-up Policy

As part of our response to feedback from our stockholders, the Board of Directors adopted a stand-alone policy prohibiting gross-ups for the excise tax imposed by Sections 280(g) and 4999 of the U.S. Internal Revenue Code, as well as the reimbursement of NEOs for such excise tax, with respect to any cash and/or equity-based incentive compensation that constitute golden parachute payments made from and after July 1, 2021, with the exception of any gross-up payments as may be provided in the employment agreement with our founder and CEO.

ANTI-HEDGING/PLEDGING/speculative investments POLICY

Radiant Logistics considers it improper and inappropriate for those employed by or associated with Radiant Logistics to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, trading in our securities is subject to the following additional guidance, as set forth in our Insider Trading Policy, for all officers, directors, employees and agents (collectively referred to as insiders):

•
Short Sales: Short sales (i.e., the sale of a security that must be borrowed to make delivery) and “selling

Radiant Logistics, Inc. – 2022 Proxy Statement 49

short against the box” (i.e., a sale with a delayed delivery) with respect to Company securities are prohibited.
•
Derivative Securities and Hedging Transactions: Insiders are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.
•
Using Company Securities as Collateral for Loans: Unless approved in advance by the Company’s Board of Directors, insiders may not pledge Company securities as collateral for loans.
•
Holding Company Securities in Margin Accounts: Unless approved in advance by the Company’s Board of Directors, insiders may not hold Company securities in margin accounts.
•
Placing Open Orders with Brokers: Except in accordance with an approved trading plan, insiders should exercise caution when placing open orders, such as limit orders or stop orders, with brokers, particularly where the order is likely to remain outstanding for an extended period of time. Open orders may result in the execution of a trade at a time when insiders are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, which may result in inadvertent insider trading violations. If an insider is subject to blackout periods or pre-clearance requirements, such insider should so inform any broker with whom he or she places any open order at the time it is placed.

Tax CONSIDERATIONS

Prior to the enactment of the Tax Cuts and Jobs Act (“Tax Act”), in designing our executive compensation program, we considered the deductibility of executive compensation under Code Section 162(m). The Tax Act, among other things, repealed the exemption from Code Section 162(m)’s $1 million deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017, other than with respect to certain “grandfathered” arrangements entered into prior to November 2, 2017. Some of our compensation plans were designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m) prior to the effective date of the Tax Act so that such awards would be exempt from the Code Section 162(m) deduction limitation. While we designed these plans to operate in this manner, the exemption is no longer available for performance-based awards paid in tax years beginning after 2017 (other than with respect to certain “grandfathered” arrangements as noted above). Further, as to any grandfathered arrangements, the Audit and Executive Oversight Committee may administer the plans in a manner that does not satisfy the Code Section 162(m) performance-based compensation requirements in order to achieve a result that the Audit and Executive Oversight Committee determines to be appropriate, including by revising performance goals and/or adjustment events as needed to ensure our pay practices continue to align with performance.

How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. The Audit and Executive Oversight Committee, its independent external compensation consultant, and management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Audit and Executive Oversight Committee (Comprised solely of independent directors and reports to the Board of Directors)
•
Oversees all aspects of our executive compensation program.
•
Annually reviews and approves our corporate goals and objectives relevant to CEO compensation.
•
Evaluates CEO’s performance in light of such goals and objectives, and determines and approves his compensation based on this evaluation.

Radiant Logistics, Inc. – 2022 Proxy Statement 50

•
Determines and approves all executive officer compensation, including salary, bonus, and equity and non-equity incentive compensation.
•
Administers our equity and incentive compensation plans and reviews and approves equity awards and executive incentive payouts.
•
Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.
•
Evaluates market competitiveness of each executive’s compensation.
•
Evaluates proposed changes to our executive compensation program.
•
Assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans.
•
Has sole authority to hire consultants, approve their fees, and determine the nature and scope of their work.

Independent External Compensation Consultant (Independent under NYSE American continued listing standards and reports to the Audit and Executive Oversight Committee)
•
Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.
•
Examines our executive compensation program to ensure that each element supports our business strategy.
•
Assists in selection of peer companies and gathering competitive market data.
•
Provides advice with respect to our equity-based compensation plans.

Chief Executive Officer (With the support of other members of the management team)
•
Reviews performance of other executive officers and makes recommendations with respect to their compensation.
•
Confers with the Audit and Executive Oversight Committee and compensation consultant concerning design and development of compensation and benefit plans.
•
Provides no input or recommendations with respect to his own compensation.

Radiant Logistics, Inc. – 2022 Proxy Statement 51

AUDIT AND EXECUTIVE OVERSIGHT COMMITTEE REPORT

The Audit and Executive Oversight Committee, which performs the equivalent functions of a compensation committee, has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the Audit and Executive Oversight Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Audit and Executive Oversight COMMITTEE

Richard P. Palmieri, Chair

Michael Gould

Kristin Toth Smith

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our principal executive officer, our principal financial officer, and our two remaining executive officers during the past three fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Bohn H. Crain	2022	375,000	—	889,474	416,757	1,163,715	2,844,946
Chairman of the Board and	2021	325,000	—	162,085	260,361	1,061,805	1,809,251
Chief Executive Officer	2020	325,000	—	212,022	172,870	1,278,947	1,988,839
Todd E. Macomber	2022	225,000	94,000	358,244	174,621	24,567	876,432
Senior Vice President	2021	200,000	50,000	69,820	112,157	26,295	458,272
Chief Financial Officer and Treasurer	2020	200,000	—	91,331	74,467	17,345	383,143
Arnold Goldstein	2022	225,000	100,000	358,244	176,688	167,027	1,026,959
Senior Vice President and	2021	200,000	200,000	69,820	112,157	151,763	733,740
Chief Commercial Officer	2020	200,000	—	91,331	74,467	112,686	478,484
John W. Sobba	2022	220,833	—	345,248	172,920	24,826	763,827
Senior Vice President and	2021	200,000	30,000	69,820	112,157	24,739	436,716
General Counsel	2020	200,000	—	91,331	74,467	20,193	385,991

(1) Salary amounts reflect base salary earned during the fiscal year. The increase were 30.8% for Mr. Crain, and 25.0% for Messrs. Macomber, Goldstein, and Sobba. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Base Salaries.”

(2) Although we typically do not pay discretionary bonuses that are subjectively determined to any NEOs we did so during fiscal year 2022 and 2021 to reward extraordinary performance by Messrs. Macomber, Goldstein and Sobba that was not reflected by their payouts under our STIP. Quarterly cash bonuses under our STIP are reported in the “Non-Equity Incentive Plan Compensation” column and are based on performance, which is measured against pre-established adjusted EBITDA goals and individual performance. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive Plan—Quarterly Cash Bonuses.”

(3) Amounts reported represent the grant date fair value of RSU and PSU awards granted to our NEOs, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. These are not amounts paid to or realized by the NEOs. We caution that the amounts reported in the table for stock awards and, therefore, total compensation may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. The grant date fair value of the PSU awards assumes target levels of performance. The grant date fair value of the 2022 PSU awards assuming maximum levels of performances are as follows: Mr. Bohn H. Crain ($645,347); Mr. Todd Macomber ($253,080); Mr. Arnold Goldstein ($253,080) and Mr. John W. Sobba ($240,084). See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives” for a description of our long-term incentive awards for fiscal year 2022.

Radiant Logistics, Inc. – 2022 Proxy Statement 52

(4) Amounts reported represent payouts under our STIP and for each year reflect the amounts earned for that fiscal year but paid during the following fiscal year. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive Plan—Quarterly Cash Bonuses” for a description of our incentive plan and payouts for fiscal year 2022.

(5) Amounts reported in this column for fiscal year 2022 are described in the table below:

Name	Distributed Share of RCP Earnings ($)(a)	Company Match 401(k) Contributions ($)	Automobile Allowance ($)	Life and Disability Insurance Premiums ($)	Commissions ($)	Total Other Compensation ($)
Bohn H. Crain	1,140,000	10,675	12,000	1,040	—	1,163,715
Todd E. Macomber	—	11,819	12,000	748	—	24,567
Arnold Goldstein	—	13,716	12,000	940	140,371	167,027
John W. Sobba	—	11,860	12,000	965	—	24,825

(a)
See the section entitled “Compensation Discussion and Analysis—Named Executive Officer Compensation—Other Compensation” and “Certain Relationships and Transactions with Related Persons” for information regarding the distributed share of earnings attributed to RCP.

Employment Agreements

CEO Employment Agreement

On January 13, 2006, we entered into an employment agreement with Bohn H. Crain to serve as our Chief Executive Officer. On December 31, 2008, we and Mr. Crain entered into a letter agreement for the purpose of (i) amending the employment agreement to ensure compliance with the requirements of Section 409A of the Code, and (ii) revising the general renewal period of the agreement of one year to five years in the event of a change in control. On June 11, 2011, we and Mr. Crain entered into a letter agreement for the purpose of amending the employment agreement to (1) extend the initial term of the agreement through December 31, 2016, (2) increase the automatic renewal periods of the agreement from one to three years, and (3) increase Mr. Crain’s base salary. The amended agreement provides for an annual base salary of $325,000, a performance bonus of up to 50% of the base salary based upon the achievement of certain target objectives, and a discretionary merit bonus that can be awarded at the discretion of our Board of Directors. Pursuant to our MICP, Mr. Crain will be evaluated with a target bonus, based upon achievement of corporate and individual objectives, of 50% of base compensation. The amended agreement contains severance and change of control provisions, as described in more detail under “—Potential Post-Termination and Change in Control Payments,” and standard and customary non-solicitation, non-competition, work made for hire, and confidentiality provisions. During fiscal year 2022, the Board of Directors approved an increase to Mr. Crain's base salary, to an amount of $425,000 annually, effective on January 1, 2022.

Other NEO Employment Agreements

Effective May 14, 2012, we entered into an employment agreement with Todd E. Macomber, the Company’s Senior Vice President and Financial Officer. Under his employment agreement, Mr. Macomber is entitled to receive an annual base salary in the amount of $200,000, subject to annual review. Mr. Macomber is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base salary. Mr. Macomber is also eligible to participate in such life insurance, hospitalization, major medical and other health and other benefits offered by the Company to other similar executives. He is also eligible for a $1,000 per month car allowance benefit and to participate in the Company’s 401(k) plan and is entitled to three weeks of paid vacation per year. During fiscal year 2022, the Board of Directors approved an increase to Mr. Macomber's base salary, to an amount of $250,000 annually, effective on January 1, 2022.

Radiant Logistics, Inc. – 2022 Proxy Statement 53

Effective February 6, 2015, we entered into an employment agreement with Arnold Goldstein, the Company’s Senior Vice President and Chief Commercial Officer. Under his employment agreement, Mr. Goldstein is entitled to receive an annual base salary in the amount of $200,000, subject to annual review. Mr. Goldstein is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base salary. Mr. Goldstein is also eligible to participate in such life insurance, hospitalization, major medical and other health and other benefits offered by the Company to other similar executives. He is also eligible for a $1,000 per month car allowance benefit and to participate in the Company’s 401(k) plan and is entitled to three weeks of paid vacation per year. During fiscal year 2022, the Board of Directors approved an increase to Mr. Goldstein's base salary, to an amount of $250,000 annually, effective on January 1, 2022.

Effective April 27, 2018, we entered into an employment agreement with John W. Sobba, the Company’s Senior Vice-President and General Counsel. Under his employment agreement, Mr. Sobba is entitled to receive an annual base salary in the amount of $200,000, subject to annual review. Mr. Sobba is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base salary. Mr. Sobba is also eligible to participate in such life insurance, hospitalization, major medical and other health and other benefits offered by the Company to other similar executives. He is also eligible for a $1,000 per month car allowance benefit and to participate in the Company’s 401(k) plan and is entitled to three weeks of paid vacation per year. During fiscal year 2022, the Board of Directors approved an increase to Mr. Sobba's base salary, to an amount of $250,000 annually, effective on February 1, 2022.

All of these agreements also contain standard and customary severance and change of control provisions, as described in more detail under “—Potential Post-Termination and Change in Control Payments,” as well as standard and customary non-solicitation, non-competition, work made for hire, and confidentiality provisions.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL year 2022

The table below provides information concerning grants of plan-based awards to each of our NEOs during the fiscal year ended June 30, 2022. Non-equity incentive plan awards were granted under our MICP, the material terms of which are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive-Quarterly Cash Bonuses.” Stock awards in the form of RSU awards were granted under our stockholder-approved plan, the Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan, and stock awards in the form of PSU awards were granted under our stockholder-approved plan, the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan. The material terms of these awards are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives – Annual Equity Grants” and in the notes to the table below.

Radiant Logistics, Inc. – 2022 Proxy Statement 54

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Unites(3) (#)	Grant Date Fair Value Stock and Option Awards(4) ($)
Bohn H. Crain
Cash award	—	106,250	212,500	N/A				—	—
RSU award	9/8/2021							37,674	244,128
PSU award	1/4/2022				43,605	87,209	130,814	87,209	645,347
Todd E. Macomber
Cash award	—	43,750	87,500	N/A				—	—
RSU award	9/8/2021							16,229	105,164
PSU award	1/4/2022				17,100	34,200	51,300	34,200	253,080
Arnold Goldstein
Cash award	—	43,750	87,500	N/A				—	—
RSU award	9/8/2021							16,229	105,164
PSU award	1/4/2022				17,100	34,200	51,300	34,200	253,080
John W. Sobba
Cash award	—	43,750	87,500	N/A				—	—
RSU award	9/8/2021							16,229	105,164
PSU award	2/25/2022				17,100	34,200	51,300	34,200	240,084

(1) Amounts reported represent potential future payouts under our MICP. Actual payouts under this plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2) Amounts reported represent PSU awards. These performance unit awards will be vested and paid out based upon the achievement of three-year, pre-established, company and individual performance goals.

(3) Amounts reported represent RSU awards. The RSU awards will vest in full on the three-year anniversary of the grant date, subject to the executive’s continued employment with us.

(4) Amounts reported represent the grant date fair value of the RSU awards granted to our NEOs, computed in accordance with FASB ASC Topic 718.

Radiant Logistics, Inc. – 2022 Proxy Statement 55

Outstanding Equity Awards as of June 30, 2022

The following table sets forth information with respect to all outstanding equity awards held by our NEOs as of June 30, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable ($)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Units of Stock that Have Not Vested(1) (#)		Market Value of Shares or Unites of Stock that Have Not Vested ($)
Bohn H. Crain
	2,377	—	5.03	5/11/2025	(2)
						38,065	(3)	282,442
						32,482	(4)	241,016
						37,674	(5)	279,541
						87,209	(6)	647,091
Todd E. Macomber
	2,207	—	2.22	11/11/2023	(7)
	1,917	—	3.00	2/10/2024	(8)
	1,886	—	3.07	5/12/2024	(9)
	2,070	—	3.29	9/22/2024	(10)
	1,196	—	4.10	11/10/2024	(11)
	1,175	—	4.50	2/11/2025	(12)
	926	—	5.03	5/11/2025	(2)
						16,397	(3)	121,666
						13,992	(4)	103,821
						16,229	(5)	120,419
						34,200	(6)	253,764
Arnold Goldstein
	125,000	—	4.58	2/15/2025	(13)
						16,397	(3)	121,666
						13,992	(4)	103,821
						16,229	(5)	16,229
						34,200	(6)	253,764
John W. Sobba
						13,992	(3)	103,821
						16,397	(4)	121,666
						16,229	(5)	120,419
						34,200	(14)	253,764

(1)
Amounts reported represent the value of RSU awards based on the number of shares of Radiant common stock underlying the RSU awards that have not vested multiplied by the closing price of our common stock on June 30, 2022, which was $7.42, as reported by the NYSE American.
(2)
The stock options were granted on May 12, 2015 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(3)
Consists of RSU awards that were granted September 10, 2019 and vested on September 15, 2022.
(4)
Consists of RSU awards that were granted September 22, 2020 and vest on September 22, 2023.
(5)
Consists of RSU awards that were granted September 8, 2021 and vest on September 15, 2024.
(6)
Consists of PSU awards that were granted January 4, 2022 and subject to performance-based vesting conditions.

Radiant Logistics, Inc. – 2022 Proxy Statement 56

(7)
The stock options were granted on November 12, 2013 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(8)
The stock options were granted on February 11, 2014 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(9)
The stock options were granted on May 13, 2014 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(10)
The stock options were granted on September 23, 2014 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(11)
The stock options were granted on November 11, 2014 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(12)
The stock options were granted on February 12, 2015 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(13)
The stock options were granted on February 16, 2015 and vest in equal annual installments over a five-year period commencing on the date of the grant.
(14)
Consists of PSU awards that were granted February 25, 2022 and subject to performance-based vesting conditions.

Option Exercises and Stock Vested During FISCAL 2022

The table below provides information regarding option awards that were exercised and stock awards that vested for each of our NEOs during the fiscal year ended June 30, 2022.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bohn H. Crain
Stock Options	70,161	367,292
Restricted stock units			33,643	216,661
Todd E. Macomber
Stock Options	—	—
Restricted stock units			14,492	93,328
Arnold Goldstein
Stock Options	—	—
Restricted stock units			14,492	93,328
John W. Sobba
Stock Options	—	—
Restricted stock units			2,415	15,553

(1)
The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our shares on the exercise date, as reported by the NYSE American, less the per share exercise price.
(2)
The value realized on vesting of the RSU awards held by each of the NEOs represents the gross number of shares acquired, multiplied by the closing sale price of our shares on the vesting date or the last trading day prior to the vesting date if the vesting date was not a trading day, as reported by the NYSE American.

Radiant Logistics, Inc. – 2022 Proxy Statement 57

POTENTIAL pOST-tERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

The employment agreements with our NEOs contain severance provisions, including in connection with a change of control, intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. The receipt of any severance by these executives, other than our CEO, is conditioned upon his execution of a broad release of claims.

CEO Employment Agreement

Under our employment agreement with our CEO, we may terminate the agreement at any time for cause. If we terminate the agreement due to Mr. Crain’s disability, Mr. Crain’s unvested options will immediately vest and we must continue to pay to Mr. Crain, for an additional one year period, his base salary (reduced by any disability insurance payments he receives) and pro-rated bonuses as well as fringe benefits, including participation in pension, profit sharing and bonus plans as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. If Mr. Crain terminates the agreement for good reason or we terminate for any reason other than for cause, Mr. Crain’s unvested options will immediately vest and we must continue to pay Mr. Crain for the remaining term of the employment agreement his base salary and the greater of the most recent bonus or target bonus as well as fringe benefits.

The employment agreement also contains a change of control provision. If Mr. Crain’s employment is terminated following a change of control (other than for cause or by Mr. Crain without good reason), then we must pay him (i) a termination payment equal to 2.99 times his basic compensation (the sum of his base salary, bonus and fringe benefits) at the annual rate in effect on the date of termination of his employment, (ii) any bonus amounts to which he would have been entitled for a period of three years following the date of termination equal to the greater of his most recent bonus or his target bonus, (iii) any unpaid expenses and benefits, and (iv) for a period of three years provide him with all fringe benefits he was receiving on the date of termination of his employment or the economic equivalent of such benefits. In addition, all of his unvested stock options will immediately vest as of the termination date of his employment due to a change of control. In the event compensation payable to Mr. Crain upon our change of control causes him to be subject to an excise tax under section 4999 of the Code, he will receive a “gross up” payment in an amount such that after the payment by Mr. Crain of all taxes imposed upon the gross up payment, Mr. Crain will retain an amount of the gross up payment equal to such excise tax. A change of control is generally defined as the occurrence of any one of the following:

•
any “person” (as the term “person” is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934), except for our chief executive officer, becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;
•
a contested proxy solicitation of our stockholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of our then-outstanding securities;
•
a sale, exchange, transfer or other disposition of 50% or more in value of our assets to another Person or entity, except to an entity controlled directly or indirectly by us;
•
a merger, consolidation or other reorganization involving us in which we are not the surviving entity and in which our stockholders prior to the transaction continue to own less than 50% of the outstanding securities of the acquirer immediately following the transaction, or a plan is adopted involving our liquidation or dissolution other than pursuant to bankruptcy or insolvency laws; or
•
during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least the majority thereof unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

Radiant Logistics, Inc. – 2022 Proxy Statement 58

Notwithstanding the foregoing, a change of control is not deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of our assets to, or a merger, consolidation or other reorganization involving, us and any entity in which our chief executive officer has, directly or indirectly, at least a 25% equity or ownership interest, or (ii) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”

Other NEO Employment Agreements

Under the employment agreement with each of our other NEOs, the executive is entitled to six months of severance in the form of salary continuation payments, plus continuation of the medical benefits (and his car allowance in the case of Mr. Goldstein and Mr. Sobba), in the event his employment is terminated as a result of death, disability, or by us for any reason other than cause; or twelve months of severance if, within nine months following a change of control, he voluntarily terminates his employment for good reason or his employment is terminated by us. In addition, if his employment is terminated by him for Good Reason or by us within nine months following a change of control, the vesting of any equity awards will be deemed to have been accelerated to include an additional period of 12 months.

For the purposes of these employment agreements, a “change of control” will be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of our assets to another entity, except to an entity controlled directly or indirectly by us, or a merger, consolidation or other reorganization of the Company in which we are not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws. For the further purpose of the employment agreements, “good reason” will be deemed to occur upon either: (i) a breach of the agreement by us; or (ii), a reduction in salary without the executive’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

Radiant Logistics, Inc. – 2022 Proxy Statement 59

Other Change in Control Arrangements

The Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan and Radiant Logistics, Inc. 2021 Omnibus Incentive Plan under which awards have been granted to our NEOs contains “change of control” provisions. Under each plan, without limiting the authority of the Audit and Executive Oversight Committee to adjust awards, if a “change of control” of Radiant Logistics (as defined in the plan) occurs, then, unless otherwise provided in the award or other agreement, if an award is continued, assumed, or substituted by the successor entity, the award will not vest or lapse solely as a result of the change of control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed, or substituted and will continue to vest or lapse pursuant to such terms.

Potential Payments to Named Executive Officers

The table below shows potential payments to our NEOs, not otherwise earned, under various scenarios involving a termination of employment, including in connection with a change of control, and upon a change of control without a termination of employment, assuming a June 30, 2022 termination date. All equity awards are valued at the closing price of our common stock on June 30, 2022, which was $7.42, as reported by the NYSE American.

Name	Benefit	Termination without Cause or for Good Reason Outside a Change of Control ($)	Termination without Cause or for Good Reason in Connection with a Change of Control ($)	Voluntary Termination Retirement ($)	Death or Disability ($)	Change of Control(1) ($)
Bohn H. Crain	Severance Pay(2)	212,500	1,270,750	N/A	423,960	N/A
	Incentive Pay(3)	416,757	2,496,374	N/A	416,757	N/A
	RSU Award Vesting(4)	N/A	1,167,648	N/A	524,574	N/A
	PSU Award Vesting(9)	N/A	282,442	N/A	N/A	N/A
	Other Benefits(5)	23,715	142,052	N/A	23,715	N/A
	280G Tax Gross-up(6)	N/A	1,942,127	N/A	N/A	N/A
Todd E. Macomber	Severance Pay(7)	125,000	250,000	N/A	125,000	N/A
	Incentive Pay	N/A	N/A	N/A	N/A	N/A
	RSU Award Vesting(4)	N/A	478,004	N/A	209,316	N/A
	PSU Award Vesting(9)	N/A	121,666	N/A	N/A	N/A
	Other Benefits(8)	12,283	24,567	N/A	12,283	N/A
Arnold Goldstein	Severance Pay(7)	125,000	250,000	N/A	125,000	N/A
	Incentive Pay	N/A	N/A	N/A	N/A	N/A
	RSU Award Vesting(4)	N/A	373,814	N/A	174,586	N/A
	PSU Award Vesting(9)	N/A	121,666	N/A	N/A	N/A
	Other Benefits(8)	13,328	26,656	N/A	13,328	N/A
John W. Sobba	Severance Pay(7)	125,000	250,000	N/A	250,000	N/A
	Incentive Pay	N/A	N/A	N/A	N/A	N/A
	RSU Award Vesting(4)	N/A	495,849	N/A	164,867	N/A
	PSU Award Vesting(9)	N/A	103,821	N/A	N/A	N/A
	Other Benefits(8)	12,413	24,825	N/A	12,413	N/A

(1)
Assumes equity awards are continued, assumed, or substituted with equivalent awards by the successor entity.
(2)
Represents: (a) the continuation of executive’s annual base salary for the remaining term of the executive’s employment agreement (December 31, 2022) in the event of a termination without cause or for good reason outside a change in control; (b) 2.99 times the executive’s annual base salary in the event of a termination without cause or for good reason in connection with a change in control; and (c) the executive's annual base salary in the event of a termination for disability, reduced by the amount of employer funded disability insurance payments received by the executive.
(3)
Represents: (a) the greater of the most recent bonus or target bonus in the event of a termination without cause or for good reason outside a change in control; (b) 2.99 times the executive’s bonus in effect at the time of termination plus 3 years’ bonus payments at the greater of his most recent bonus or his target bonus in the event of a termination without cause or for good reason in connection with a change in control; and (c) the executive's bonus in the event of a termination for disability.

Radiant Logistics, Inc. – 2022 Proxy Statement 60

(4)
Represents: (a) the acceleration of all unvested RSUs in the event of a termination without cause or for good reason in connection with a change in control; and (b) in the case of RSUs that have been held for one (1) year or more after the date of grant, the acceleration of one-third of the unvested RSUs granted to the executive in 2020 and two-thirds of the unvested RSUs granted to the executive in 2019 in the event of a termination for death or disability.
(5)
Represents: (a) the executive's annual fringe benefits in the event of a termination without cause or for good reason outside a change in control; (b) 2.99 times the executive’s annual fringe benefits in the event of a termination without cause or for good reason in connection with a change in control plus three years of continuing fringe benefits or the economic equivalent; and (c) the executive's annual fringe benefits in the event of a termination for disability.
(6)
In January 2006, we entered into an employment agreement with our founder and CEO which contains a “grandfathered” excise tax gross up provision. In the event compensation payable to Mr. Crain upon a change of control causes him to be subject to an excise tax under section 4999 of the Code, he will receive a “gross up” payment in an amount such that after the payment by Mr. Crain of all taxes imposed upon the gross up payment, Mr. Crain will retain an amount of the gross up payment equal to such excise tax.
(7)
Represents: (a) six months of the executive’s annual base salary in the event of a termination without cause or for good reason outside a change in control; (b) the executive’s annual base salary in the event of a termination without cause or for good reason in connection with a change in control; and (c) six months of the executive's annual base salary in the event of a termination for disability.
(8)
Represents: (a) six months of the executive’s annual fringe benefits in the event of a termination without cause or for good reason outside a change in control; (b) the executive’s annual fringe benefits in the event of a termination without cause or for good reason in connection with a change in control; and (c) six months of the executive's annual fringe benefits in the event of a termination for disability.
(9)
Represents: the acceleration of all unvested PSUs in the event of a termination without cause or for good reason in connection with a change in control based and paid out with respect to each Performance Goal based on target performance.

CEO Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are providing the ratio of the annual total compensation of Bohn H. Crain, our CEO, to the median of the annual total compensation of all employees of our company (other than our CEO). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

For fiscal year 2022:

•
the annual total compensation of our CEO was $2,844,946;
•
the annual total compensation of the employee identified at median of our Company (other than our CEO) was $63,383;
•
based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 45:1; and
•
excluding the portion of all other compensation attributable to Radiant Capital Partners, LLC payments of $1,140,000, the CEO pay ratio was estimated to be 27:1 (See discussion regarding Radiant Capital Partners, LLC under heading All Other Compensation – RLP Distributions).

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions, and estimates:

•
Identification of Median Employee. To identify our median employee, we used the following methodology: we selected June 30, 2021 as the date to identify our employee population and “median employee.” We determined that, as of that date, our entire employee population, excluding our CEO,

Radiant Logistics, Inc. – 2022 Proxy Statement 61

consisted of 689 total employees. In determining this population, we considered the employees of our subsidiaries and all of our employees other than our CEO, whether employed on a full-time, part-time, temporary, or seasonal basis. We are using the same median employee in our pay ratio calculation as last year as we believe our employee population has not significantly changed, subject to us being able to omit any employees that became our employees in fiscal year 2022 as the result of a business acquisition. Our employee population data described above does not include approximately 88 employees of Navegate, Inc., which we acquired as of November 30, 2021. We also did not include any contractors or other non-employee workers in our employee population. In addition, under the de minimis exemption to the pay ratio rule, we excluded all of our employees in each of Mexico (5), Hong Kong (1) and the Philippines (16), which in total are 22 employees, or approximately 3.2% of our total employee population, excluding the CEO. To identify the “median employee” from our employee population, we selected W-2 earnings as the most appropriate measure of compensation. To make them comparable, the W-2 earnings for newly hired permanent employees who had worked less than a year were annualized.
•
Calculation of Median Employee's Annual Total Compensation. In accordance with applicable SEC rules, we calculated 2022 annual total compensation for this median employee using the same methodology we use for our named executive officers, as set forth in our Summary Compensation Table included on page 52 of this proxy statement.
•
Calculation of CEO’s Annual Total Compensation. With respect to the 2022 annual total compensation of our CEO, we used the amount set forth in the “Total” column of our Summary Compensation Table included on page 52 of this proxy statement.

audit and executive oversight Committee Interlocks and Insider Participation

None of the members of the Audit and Executive Oversight Committee has or had any relationship requiring disclosure under Item 404 of SEC Regulation S-K or has ever been an officer or employee of Radiant Logistics or any of our subsidiaries. None of our executive officers serves, or in the past has served, as a member of the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or the Audit and Executive Oversight Committee.

Radiant Logistics, Inc. – 2022 Proxy Statement 62

DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our stockholders. In fiscal year 2022, our non-employee director compensation was comprised of equity compensation, in the form of annual RSU awards and initial option award to new directors, and cash compensation, in the form of annual retainers. Each of these components is described in more detail below.

Bohn H. Crain, as an employee director, does not receive any additional compensation for his services as a director.

DIRECTOR COMPENSATION Process

The Board of Directors has delegated to the Audit and Executive Oversight Committee the responsibility, among other duties, to review and recommend to the Board of Directors any proposed changes in non-employee director compensation. In connection with such review, the Audit and Executive Oversight Committee is assisted in performing its duties by our Human Resources Department.

In December 2020, the Audit and Executive Oversight Committee engaged Meridian Compensation Partners to review our non-employee director compensation program in addition to our executive compensation program. The review by Meridian Compensation Partners consisted of, among other items, analysis of board compensation trends and a competitive assessment based on a selected group of 14 companies operating in the United States that are more similarly situated to us from a revenue and market capitalization perspective. The 14 companies used in this director benchmarking analysis were part of the same peer group of 26 companies used for the executive compensation analysis. The Audit and Executive Oversight Committee considered this data in determining whether to recommend any changes to our non-employee director compensation program. Overall, the review by Meridian Compensation Partners showed that our non-employee director compensation program was significantly below the market median.

Director Compensation Program

The following table sets forth the cash component of our non-employee director compensation program for fiscal 2022.

($)
Board Member Retainer	36,000
Audit and Executive Oversight Committee Chair Premium	9,000
Compensation Committee Function Premium	9,000
Nominating Governance Committee Function Premium	9,000
Lead Independent Director	12,500

In addition to cash compensation, our non-employee directors have an opportunity to receive annual RSU awards, based on their annual cash compensation and the Company’s performance relative to a budgeted adjusted EBITDA. The annual RSU awards for fiscal year 2022 were granted on November 17, 2021 under the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan and vest in full on the three-year anniversary of the grant date.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board and Board committee meetings.

Summary Director Compensation Table for FISCAL 2022

The following table sets forth information concerning the compensation of our non-employee directors during the fiscal year ended June 30, 2022. Bohn H. Crain is not compensated separately for his service as a director, and his compensation is discussed under “Executive Compensation.”

Radiant Logistics, Inc. – 2022 Proxy Statement 63

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael Gould	45,000	—	58,861	—	103,861
Kristin Toth Smith	44,000	—	4,411	—	48,411
Richard P. Palmieri	57,500	—	58,861	—	116,361

(1) The amounts reflected represent the grant date fair value of RSU awards for 7,126 shares for Mr. Gould, and Mr. Palmieri, and 534 shares for Ms. Smith computed in accordance with FASB ASC Topic 718.

(2)
We do not provide perquisite and other personal benefits to our non-employee directors.

Radiant Logistics, Inc. – 2022 Proxy Statement 64

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

Our Audit and Executive Oversight Committee is responsible for the oversight of related party transactions. In accordance with the Audit and Executive Oversight Committee’ Charter, the Company is prohibited from entering into a related party transaction unless such transaction is approved by the Audit and Executive Oversight Committee after a review of the transaction by the Audit and Executive Oversight Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of SEC Regulation S-K. Related party transactions, if any, are reviewed quarterly by the Audit and Executive Oversight Committee.

Transactions with Related Persons

For the period beginning on July 1, 2021, to the date of this proxy statement, the following are our current arrangements with a related party:

Employment and Other Agreements with Named Executive Officers

We have entered into an employment agreement with each of our named executive officers. These agreements were entered into with these individuals in connection with their capacities as officers and provide for salary, bonus, and other benefits, including the grant of equity awards, and severance upon a termination of employment under certain circumstances. Please see the sections above entitled “Executive Compensation—Employment Agreements” for a description of these agreements.

Other Related Party Transactions

On June 28, 2006, we joined with Radiant Capital Partners, LLC, an affiliate of Mr. Crain, our founder and Chief Executive Officer, to form Radiant Logistics Partners, LLC. RLP commenced operations in 2007 as a minority-owned business enterprise for the purpose of enabling us to expand the scope of our service offerings to include participation in certain supplier diversity programs that would have otherwise not been available to us. RLP is owned 60% by Mr. Crain and 40% by the Company.

In the course of evaluating and approving the ownership structure, operations and economics emanating from RLP, a committee consisting of the independent Board member of the Company considered, among other factors, the significant benefits provided to us through association with a minority business enterprise, particularly as many of our largest current and potential customers have a need for diversity offerings. In addition, the committee concluded the economic relationship with RLP was on terms no less favorable to us than terms generally available from unaffiliated third parties.

For the fiscal year ended June 30, 2022, RLP recorded $1,758,774 in commission revenues earned from members of the affiliated group and reported a profit of $1,711,910. For the fiscal year ended June 30, 2021, RLP recorded $699,194 in commission revenues earned from members of the affiliated group and reported a profit of $864,874.

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STOCK OWNERSHIP

Significant Beneficial Owners

The table below sets forth information as to individuals and entities (other than officers or directors) that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Class of Securities	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	BlackRock, Inc(2) 55 East 52nd Street New York, NY 10055	2,736,627	5.6%
Common Stock	Dimensional Fund Advisors LP(3) 6300 Bee Cave Road, Building One, Austin, TX 78746	2,736,259	5.6%
(1)
Percent of class is based on 48,181,256 shares of our common stock outstanding as of our record date, March 28, 2023.
(2)
Based solely on information contained in a Schedule 13G of BlackRock, Inc., a parent holding company, filed with the SEC on February 1, 2023, reflecting beneficial ownership as of December 31, 2022. BlackRock, Inc. reported aggregate beneficial ownership 2,600,907 shares and sole voting authority with respect to 2,736,627 shares. BlackRock, Inc. does not have shared voting or dispositive power over any of the shares.
(3)
Based solely on information contained in a Schedule 13G of Dimensional Fund Advisors LP., a parent holding company, filed with the SEC on February 10, 2023, reflecting beneficial ownership as of December 31, 2022, with sole investment discretion with respect to 2,678,462 shares and sole voting authority with respect to 2,736,259 shares. Dimensional Fund Advisors LP. does not have shared voting or dispositive power over any of the shares.

Radiant Logistics, Inc. – 2022 Proxy Statement 66

Security Ownership by Management

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of March 28, 2023, by:

•
each of our directors;
•
each of the individuals named in the “Summary Compensation Table” under “Executive Compensation” beginning on page 52; and
•
all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The number of shares beneficially owned represents the number of shares the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the vesting of restricted stock units or the exercise of any option, warrant, or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account, or similar arrangement; or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

Class of Securities	Name of Beneficial Owner	Title/Position	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	Bohn H. Crain	Chairman of the Board and Chief Executive Officer	10,150,877	21.1%
Common Stock	Michael Gould	Director	775,704	1.6%
Common Stock	Todd E. Macomber	Senior Vice President, Chief Financial Officer and Treasurer	316,798	*
Common Stock	Richard P. Palmieri	Director	239,003	*
Common Stock	Arnold Goldstein	Senior Vice President and Chief Commercial Officer	137,404	*
Common Stock	Kristin Toth Smith	Director	20,000	*
Common Stock	John W. Sobba	Senior Vice President and General Counsel	14,230	*
Common Stock	All officers and directors as a group (7 persons)		11,654,016	24.0%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Includes for the persons listed below the following shares of common stock issuable upon the exercise of vesting options within 60 days of, March 28, 2023:

Name	Number of Shares Issuable Upon Exercise of Vested Options
Bohn H. Crain	2,377
Michael Gould	100,000
Todd E. Macomber	11,377
Richard P. Palmieri	200,000
Arnold Goldstein	125,000
Kristin Toth Smith	20,000

(2) Percent of class is based on 48,181,256 shares of our common stock outstanding as of our record date, March 28, 2023.

Radiant Logistics, Inc. – 2022 Proxy Statement 67

Stock Ownership Guidelines

In September 2021, we established stock ownership and retention guidelines that are intended to further align the interests of our directors and named executive officers with those of our stockholders. The stock ownership guidelines for our non-employee directors and named executive officers are as follows:

Position	Guideline
Non-Employee Director	2x annual cash retainer
Chief Executive Officer	4x annual base salary
Other Named Executive Officers	1x annual base salary

Each director and named executive officer has five years from the date of appointment or hire or, if the ownership multiple has increased during his tenure, five years from the date established in connection with such increase to reach his stock ownership targets. Until the applicable stock ownership guideline is achieved as described above, each director and named executive officer subject is required to retain an amount equal to 100% of the net shares received as a result of the vesting of restricted stock, restricted stock units or other equity-based awards or the exercise of stock options. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and any applicable withholding or estimated taxes associated with the restricted stock, restricted stock unit, stock option, or other equity-based incentive award. All of our directors and named executive officers are in compliance with our stock ownership guidelines, taking into account the five-year compliance deadline.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below provides information about our common stock that may be issued under our equity compensation plans as of June 30, 2022.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans not approved by security holders	899	$1.63	383,674
Equity compensation plans approved by security holders	1,104,185	$4.11	4,373,073
Total	1,105,084		4,756,747

(1) RSU award do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).

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INFORMATION ABOUT THE 2022 ANNUAL MEETING

The Board of Directors is using this proxy statement to solicit your proxy for use at our 2022 Annual Meeting of Stockholders. The Board is soliciting proxies to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

We also make available our proxy materials on the Internet. All stockholders may request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, May 23, 2023, at 9:00 a.m., Local Time at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057.

Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (425) 943-4541.

As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual Meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at https://radiantdelivers.com and filed with the SEC as additional proxy materials. If we hold the Annual Meeting in person, we plan to impose social distancing, non-stockholder attendance limitations and other safety protocols in accordance with federal, state and local guidance. However, we strongly encourage all stockholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting. Further details on how to vote by Internet, by telephone, or by mail are set forth in this proxy statement.

WhAT is THE PURPOSE OF THE Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this proxy statement:

Proposal	Item of Business
Proposal No. 1	Election of Directors
Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 3	Advisory Vote on Executive Compensation

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

are there any matters to be voted on at the annual meeting that are not included in this proxy statement?

We currently are not aware of any business that will be presented at the Annual Meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the Annual Meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

WhO CAN ATTEND the Annual Meeting?

All of our stockholders entitled to vote at the Annual Meeting may attend the Annual Meeting. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares. Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid, government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Radiant Logistics, Inc. – 2022 Proxy Statement 69

Please note that as part of our precautions regarding the COVID-19 pandemic, we plan to impose social distancing, non-stockholder attendance limitations and other safety protocols in accordance with federal, state and local guidance. In addition, we strongly encourage all stockholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting.

WhO IS ENTITLED TO VOTE AT the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on March 28, 2023, the record date, will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 48,181,256 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

hOW MANY SHARES MUST BE PRESENT?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

WhAT IF A QUORUM IS NOT PRESENT?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

hOW DO I VOTE?

We recommend stockholders vote by proxy even if they attend the Annual Meeting.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 22, 2023 to be counted.

If you are a stockholder of record, there are three ways to vote by proxy:

•
by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•
by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•
by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 22, 2023. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Radiant Logistics, Inc. – 2022 Proxy Statement 70

WhAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” are held in the name of a bank or broker on a person’s behalf.

CAN i VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

WhAT ARE BROKER NON-VOTES?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm in Proposal No. 2 is a routine matter; and accordingly, a broker is entitled to vote shares held for a beneficial owner on that proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe, based on the rules of the NYSE, that the election of directors in Proposal No. 1, and the advisory vote on executive compensation in Proposal No. 3 are non-routine matters; and accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

The Board recommends that you vote:

•
FOR the election of Bohn H. Crain, Michael Gould, Kristin Toth Smith and Richard P. Palmieri to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified;
•
FOR the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023;
•
FOR the approval of the advisory vote on our executive compensation.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Radiant Logistics, Inc. – 2022 Proxy Statement 71

WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

Proposal	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors

Majority of votes cast. This means that nominees receiving more “FOR” votes than “AGAINST” votes will be elected as directors. Nominees receiving more “AGAINST” votes than “FOR” votes are expected to tender their resignation.

		Abstentions will have no effect.	Broker non-votes will have no effect.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal No. 3: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

WhAT IF I DON’T SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, as described above.

WhAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

CAN I REVOKE OR CHANGE MY VOTE?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of such revocation to our Secretary; or
•
by voting in person at the Annual Meeting.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Radiant Logistics, Inc.

Triton Towers Two, 700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

Attention: Corporate Secretary

Radiant Logistics, Inc. – 2022 Proxy Statement 72

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate stockholder votes. We will appoint an independent inspector of elections for the Annual Meeting.

WheRE CAN I FIND THE VOTING RESULTS?

We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

CAN I GET A PRINTED COPY OF THE PROXY MATERIALS?

Yes. We will mail this proxy statement and our 2022 Annual Report, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of our receipt of such request.

Radiant Logistics, Inc. – 2022 Proxy Statement 73

OTHER MATTERS

Stockholder Proposals and Director Nominations for 2023 Annual Meeting OF STOCKHOLDERS

Date of 2023 Annual Meeting of Stockholders

We anticipate that our 2023 Annual Meeting of Stockholders will be held on or about Wednesday, November 15, 2023.

Important Dates for Stockholder Submissions

The following are important dates in connection with our 2023 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than September 16, 2023
Nomination of a Candidate Pursuant to our Bylaws and Rule 14a-19 of the Securities Exchange Act of 1934	Between August 17, 2023 and September 16, 2023
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between September 1, 2023 and September 26, 2023

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2023 Annual Meeting proxy statement, a proposal must be received by us no later than September 16, 2023 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Nominations and Proposals Pursuant to Our Bylaws

Stockholders wishing to present proposals for action at an annual meeting apart from proposals pursuant to Rule 14a-8 must do so in accordance with our Bylaws. A stockholder must give timely notice of the proposed business to the Secretary at the executive offices referred to above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 50 days nor more than 75 days prior to that year’s annual meeting; provided, however, that in the event less than 60 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed or public disclosure of the meeting was made, whichever occurs first. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting, and if such business includes a proposal to amend any document, the language of the proposed amendment; (ii) the name and address, as they appear in our books, of the stockholder proposing such business; (iii) the class and number of shares of Company stock that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Proxy voting on any matter brought before the meeting as set forth in this paragraph will be subject to the discretionary voting authority of the designated proxy holders.

Radiant Logistics, Inc. – 2022 Proxy Statement 74

Stockholders wishing to nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with our Bylaws and Rule 14a-19 by giving timely notice in writing to the Secretary as described above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to that year’s annual meeting; provided, however, that in the event less than 70 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed or public disclosure of the meeting was made, whichever occurs first. The notice must set forth: (i) the nominee’s name, age, business address and, if known, residence address; (ii) such person’s principal place of employment; (iii) the class and number of shares of stock of the corporation that are beneficially owned by such person; and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, as to the stockholder giving the notice, the notice must include: (i) the name and record address of such stockholder; and (ii) the class and number of shares of Company stock beneficially owned by such stockholder. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with our Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.

Delinquent Section 16(a) Reports

Reports of all transactions in our common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during fiscal year 2022 no officers, directors or principal stockholders failed to file reports of ownership and changes of ownership on a timely basis except for the following: for Bohn H. Crain, Form 4s reporting stock options exercised on May 16, 2022, and June 26, 2022. The exercises of such securities were reported on June 27, 2022, and June 29, 2022, respectively. For Jack Edwards, Michael Gould, and Richard P. Palmieri restricted options vested on November 6, 2021 were reported on November 18, 2021. These were filed late due to an administrative error.

Cost of Solicitation of Proxies

The Board of Directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Internet Notice or this proxy statement by mail, we will request that brokers, banks, and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Internet Notices, proxies, and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. Although we currently do not intend to hire a proxy solicitor to assist in the solicitation of proxies, we reserve the right to do so if we believe it would be in the best interests of Radiant Logistics and our stockholders. If we engage a proxy solicitor, we expect the fees to be approximately $5,000 plus out-of-pocket expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, telephone, facsimile, or special delivery letter.

Radiant Logistics, Inc. – 2022 Proxy Statement 75

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Investor Relations, or contact Investor Relations by telephone at (425) 943-4541. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit and Executive Oversight Committee Report under “Proposal No. 2. Ratification of Appointment of Independent Registered Public Accounting Firm” will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this proxy statement, notice, and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Radiant Logistics, Inc. – 2022 Proxy Statement 76

Copies of 2022 Annual Report

Our Annual Report on Form-10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended June 30, 2022, is being sent to stockholders of record as of March 28, 2023 with this proxy statement. This Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders may also view this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. Stockholders of record as of March 28, 2023, and beneficial owners of our common stock on that date, may obtain from us without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of our common stock must set forth a good faith representation that, as of the record date for this solicitation, March 28, 2023, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at,: Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Chief Financial Officer.

________________

Your vote is important. Please promptly vote your shares of Radiant Logistics common stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Bohn H. Crain

Chairman of the Board and

Chief Executive Officer

Renton, Washington

April 10, 2023

Radiant Logistics, Inc. – 2022 Proxy Statement 77

ANNEX I – RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

In this proxy statement, we use the terms Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Gross Profit, which are non-GAAP financial measures. These non-GAAP financial measures are presented to provide stockholders additional information to facilitate the comparison of our past and present operations. We believe non-GAAP financial measures provide useful information to investors because they are used to evaluate our performance on a comparable year-over-year basis. Non-GAAP financial measures are not in accordance with, or an alternative for, measures calculated in accordance with U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. These measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures. Accordingly, we qualify our use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

Adjusted gross profit

The following table presents a reconciliation of our Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, to the most directly comparable GAAP measure.

	Year Ended June 30,
	2022	2021
(in thousands)		(as restated)
Revenues	$1,459,419	$899,812
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(1,153,134)	(678,406)
Depreciation and amortization	(12,775)	(11,986)
GAAP gross profit	$293,510	209,420
Depreciation and amortization	12,775	11,986
Adjusted gross profit	$306,285	$221,406

GAAP gross margin (GAAP gross profit as a percentage of revenues)	20.1%	23.3%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	21.0%	24.6%

Radiant Logistics, Inc. – 2022 Proxy Statement 78

adjusted ebitda and adjusted ebitda margin

The following table presents a reconciliation of our Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, to the most directly comparable GAAP measure.

	Year Ended June 30,
	2022	2021
(in thousands)		(as restated)
Net income attributable to Radiant Logistics, Inc	$44,464	$23,110
Income tax expense	12,692	5,951
Depreciation and amortization	18,716	16,642
Net interest expense	3,191	2,531
EBITDA	79,063	48,234
Share-based compensation	1,798	1,071
Change in fair value of contingent consideration	767	4,350
Acquisition related costs	596	42
Ransomware incident related costs, net	684	—
Litigation costs	568	535
Gain on litigation settlement, net	—	(25)
Change in fair value of interest rate swap contracts	(1,840)	594
Gain from debt forgiveness	—	(5,987)
Foreign currency transaction loss	(718)	189
Adjusted EBITDA	$80,918	$49,003
Adjusted EBITDA as a % of adjusted gross profit(1)	26.4%	22.1%

(1) Adjusted gross profit is revenues net of cost of transportation and other services.

Radiant Logistics, Inc. – 2022 Proxy Statement 79

RADIANT LOGISTICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF RADIANT LOGISTICS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Bohn H. Crain and Todd E. Macomber, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Radiant Logistics, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, at 9:00 a.m., Local Time, on May 23, 2023, and at any adjournment(s) or postponement(s) thereof, upon the Proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees in Proposal 1, FOR Proposal 2, and Proposal 3, and in the proxies’ discretion, upon other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

Radiant Logistics, Inc. – 2022 Proxy Statement 80

Please Detach and Mail In the Envelope Provided

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For	Against	Abstain

1	Election of Directors
Nominees
	1a. Bohn H. Crain	☐	☐	☐
	1b. Richard P. Palmieri	☐	☐	☐
	1c. Michael Gould	☐	☐	☐
	1d. Kristin Toth Smith	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2	To ratify the appointment of Moss Adams, LLP as the Company's independent auditor for the fiscal year ending June 30, 2023.	☐	☐	☐

3	To approve, on an advisory basis, our executive compensation.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

			Yes	No
	Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Radiant Logistics, Inc. – 2022 Proxy Statement 81